Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-289011 and 333-289011-01

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 28, 2025)

$2,000,000,000

Phillips 66 Company

$1,000,000,000 5.875% Series A Junior Subordinated Notes due 2056

$1,000,000,000 6.200% Series B Junior Subordinated Notes due 2056

fully and unconditionally

guaranteed by

Phillips 66

Phillips 66 Company is offering $2,000,000,000 aggregate principal amount of notes, consisting of $1,000,000,000 aggregate principal amount of 5.875% Series A Junior Subordinated Notes due 2056, or the “Series A Junior Subordinated Notes,” and $1,000,000,000 aggregate principal amount of 6.200% Series B Junior Subordinated Notes due 2056, or the “Series B Junior Subordinated Notes.” We refer to the Series A Junior Subordinated Notes and the Series B Junior Subordinated Notes collectively as the “notes.” The notes will be fully and unconditionally guaranteed by Phillips 66. Each series of the notes is being offered under the subordinated indenture, to be dated as of the issue date of the notes (the “Subordinated Indenture”).

The Series A Junior Subordinated Notes will bear interest (i) from and including September 18, 2025 (which is the expected original issuance date) to, but excluding, March 15, 2031 (the “First Series A Reset Date”) at the rate of 5.875% per year and (ii) from and including the First Series A Reset Date, during each Reset Period (as defined herein), at a rate per year equal to the Five-year U.S. Treasury Rate (as defined herein) as of the most recent Reset Interest Determination Date (as defined herein) plus a spread of 2.283%, to be reset on each Series A Reset Date (as defined herein); provided, that the interest rate during any Reset Period will not reset below 5.875% (which equals the initial interest rate on the Series A Junior Subordinated Notes).

The Series B Junior Subordinated Notes will bear interest (i) from and including September 18, 2025 (which is the expected original issuance date) to, but excluding, March 15, 2036 (the “First Series B Reset Date”) at the rate of 6.200% per year and (ii) from and including the First Series B Reset Date, during each Reset Period, at a rate per year equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.166%, to be reset on each Series B Reset Date (as defined herein); provided, that the interest rate during any Reset Period will not reset below 6.200% (which equals the initial interest rate on the Series B Junior Subordinated Notes).

Subject to its right to defer interest payments as described below, Phillips 66 Company will pay interest on each series of notes semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2026. Each series of notes will mature on March 15, 2056.

Phillips 66 Company may defer interest payments on either or both series of the notes on one or more occasions for up to 10 consecutive years per deferral period as described in this prospectus supplement. Deferred interest payments with respect to a given series of the notes will accumulate additional interest at a rate equal to the interest rate then applicable to that series of notes, to the extent permitted by law.

Phillips 66 Company may elect to redeem any or all of the notes at the times and prices specified in this prospectus supplement plus accrued and unpaid interest to the redemption date. The redemption prices are described beginning on page S-21 of this prospectus supplement.

Investing in the notes involves risks. See “Risk Factors” on page S-9 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount	Offering Proceeds to Phillips 66 Company, Before Expenses
Per Series A Junior Subordinated Note(1)	100.000%	1.000%	99.000%
Total	$1,000,000,000	$10,000,000	$990,000,000
Per Series B Junior Subordinated Note(1)	100.000%	1.000%	99.000%
Total	$1,000,000,000	$10,000,000	$990,000,000

(1)	Plus accrued interest from September 18, 2025, if settlement occurs after that date.

Delivery of the notes in book-entry form only will be made through The Depository Trust Company, Clearstream Banking S.A. and the Euroclear system on or about September 18, 2025, against payment in immediately available funds. This settlement date may affect trading of the notes. See “Underwriting (Conflicts of Interest)—Extended Settlement.”

Joint Book-Running Managers

Mizuho	MUFG	PNC Capital Markets LLC	RBC Capital Markets	Scotiabank	SMBC Nikko
Barclays	BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan	TD Securities	Truist Securities

Co-Managers

Academy Securities	CIBC Capital Markets	COMMERZBANK	Credit Agricole CIB	HSBC

ICBC Standard Bank	Loop Capital Markets	Standard Chartered Bank	UniCredit Capital Markets	US Bancorp

September 16, 2025

You should rely only on the information we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we provide to you. We have not, and the underwriters have not, authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We and the underwriters are offering to sell the notes only in places where sales are permitted. You should assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of notes and certain terms of the notes and the guarantees. The second part is the accompanying prospectus, which gives more general information. If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

SUMMARY

This summary highlights selected information from this prospectus supplement and the accompanying prospectus, but does not contain all information that may be important to you. This prospectus supplement and the accompanying prospectus include specific terms of the offering of the notes, information about our business and financial data. We encourage you to read this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference, in their entirety before making an investment decision.

In this prospectus supplement and the accompanying prospectus, we refer to the businesses of Phillips 66 and its consolidated subsidiaries (including Phillips 66 Company) as “we,” “our,” “us,” or “Phillips 66,” unless the context clearly indicates otherwise.

The terms “Series A Junior Subordinated Notes” and “Series B Junior Subordinated Notes” refer to the 5.875% Series A Junior Subordinated Notes due 2056 and the 6.200% Series B Junior Subordinated Notes due 2056, respectively, in each case, issued by Phillips 66 Company. The term “notes” refers to both series of notes issued by Phillips 66 Company pursuant to this offering, collectively.

About Phillips 66 and Phillips 66 Company

Phillips 66 is uniquely positioned as a leading integrated downstream energy provider operating with Midstream, Chemicals, Refining, Marketing and Specialties, and Renewable Fuels segments. Headquartered in Houston, Texas, Phillips 66 had approximately 13,100 employees and total assets of $75.9 billion as of June 30, 2025.

Phillips 66 Company is a direct, wholly owned operating subsidiary of Phillips 66.

Where You Can Find More Information

Phillips 66 files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.phillips66.com. The information on the SEC’s website and our website is not a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus. Phillips 66 Company does not file separate reports, proxy statements or other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings Phillips 66 makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information deemed to be furnished and not filed with the SEC) until this offering is completed:

•	Phillips 66’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 21, 2025 (the “2024 Annual Report”);

•	Phillips 66’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2025 and June 30, 2025, filed with the SEC on April 25, 2025 and July 28, 2025, respectively; and

•

Phillips 66’s Current Reports on Form 8-K filed with the SEC on January  7, 2025, February  18, 2025, February  19, 2025, April  1, 2025, May  15, 2025, May  21, 2025, May  28, 2025, August  6, 2025 and September 9, 2025.

You may request a copy of any document incorporated by reference in this prospectus supplement and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Phillips 66

2331 CityWest Boulevard

Houston, Texas 77042

Attention: Investor Relations

Telephone: (832) 765-3010

The Offering

Issuer	Phillips 66 Company

Securities Offered	$1,000,000,000 principal amount of 5.875% Series A Junior Subordinated Notes due 2056

$1,000,000,000 principal amount of 6.200% Series B Junior Subordinated Notes due 2056

Maturity Dates	March 15, 2056, for the Series A Junior Subordinated Notes

March 15, 2056, for the Series B Junior Subordinated Notes

Interest	The Series A Junior Subordinated Notes will bear interest (i) from and including September 18, 2025 (which is the expected original issuance date) to, but excluding, the First Series A Reset Date at the rate of 5.875% per year and (ii) from and including the First Series A Reset Date, during each Reset Period, at a rate per year equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.283%, to be reset on each Series A Reset Date; provided, that the interest rate during any Reset Period will not reset below 5.875% (which equals the initial interest rate on the Series A Junior Subordinated Notes).

The Series B Junior Subordinated Notes will bear interest (i) from and including September 18, 2025 (which is the expected original issuance date) to, but excluding, the First Series B Reset Date at the rate of 6.200% per year and (ii) from and including the First Series B Reset Date, during each Reset Period, at a rate per year equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.166%, to be reset on each Series B Reset Date; provided, that the interest rate during any Reset Period will not reset below 6.200% (which equals the initial interest rate on the Series B Junior Subordinated Notes).

Subject to its right to defer interest payments as described under “—Option to Defer Interest Payments” below, Phillips 66 Company will pay interest on each series of notes semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2026, to the record holders of the notes at the close of business on the immediately preceding March 1 or September 1, as applicable, whether or not a business day.

For more information regarding the interest rate for each series of the notes, see “Description of the Notes—Interest.”

Option to Defer Interest Payments

So long as no event of default with respect to the applicable series of notes has occurred and is continuing under the Subordinated Indenture, Phillips 66 Company may, at its option and on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on such series of the notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made on the applicable series, a Series A Optional Deferral Period or a Series B Optional Deferral Period). In other words, Phillips 66 Company may declare at its discretion up to a 10-year interest payment moratorium on either series of the notes and may choose to do that on more than one occasion. A deferral of interest payments may not end on a date other than an interest payment date and may not extend beyond the maturity date of the applicable series of notes, and Phillips 66 Company may not begin a new Series A Optional Deferral Period or Series B Optional Deferral Period and may not pay current interest on the applicable series of the notes until Phillips 66 Company has paid all accrued interest on such series of the notes from the previous Series A Optional Deferral Period or Series B Optional Deferral Period, as applicable.

Any deferred interest on a series of notes will accrue additional interest at a rate equal to the interest rate then applicable to such series of notes, to the extent permitted by applicable law. Once Phillips 66 Company pays all deferred interest payments on the applicable series of notes, including any additional interest accrued on the deferred interest, Phillips 66 Company can again defer interest payments on such series of notes as described above, but not beyond the maturity date of the applicable series of notes.

Phillips 66 Company will provide the trustee for the notes written notice of its election to begin an Optional Deferral Period at least one business day before the record date for the next interest payment date and an instruction that the trustee forward such notice to each holder of record of the applicable series of notes. However, Phillips 66 Company’s failure to pay interest on a given series of notes on any interest payment date will itself constitute the commencement of a Series A Optional Deferral Period or a Series B Optional Deferral Period, as applicable, unless Phillips 66 Company pays such interest within five business days after the interest payment date, whether or not Phillips 66 Company provides a notice to the trustee of an Optional Deferral Period. Phillips 66 Company has no current intention of deferring interest payments on either series of the notes.

For more information concerning Phillips 66 Company’s option to defer interest payments, see Description of the Notes—Option to Defer Interest Payments.”

Dividend Stopper; Other Limitations	During a Series A Optional Deferral Period or a Series B Optional Deferral Period, Phillips 66 and Phillips 66 Company will not do any of the following, subject to certain limited exceptions:

•	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any capital stock of Phillips 66;

•

pay any principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities of Phillips 66 or Phillips 66 Company that rank equally with, or junior to, the applicable series of notes in right of payment (including debt securities of other series, such as the other series of the notes, issued under the Subordinated Indenture); or

•	make any payments with respect to any guarantee by Phillips 66 or Phillips 66 Company of indebtedness if the guarantee ranks equally with or junior to the notes in right of payment.

For more information about these limitations and the exceptions thereto, see “Description of the Notes—Certain Limitations During an Optional Deferral Period.”

Redemption	We may redeem either series of the notes before maturity:

•

in whole or in part on one or more occasions at a price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, in the case of the Series A Junior Subordinated Notes, on any day in the period commencing on the date falling 90 days prior to the First Series A Reset Date and ending on and including the First Series A Reset Date and, after the First Series A Reset Date, on any interest payment date for the Series A Junior Subordinated Notes and, in the case of the Series B Junior Subordinated Notes, on any day in the period commencing on the date falling 90 days prior to the First Series B Reset Date and ending on and including the First Series B Reset Date and, after the First Series B Reset Date, on any interest payment date for the Series B Junior Subordinated Notes;

•

in whole, but not in part, at a price equal to 100% of their principal amount, plus accrued and unpaid interest, at any time following the occurrence and during the continuance of a Tax Event with respect to the applicable series; or

•

in whole, but not in part, at a price equal to 102% of their principal amount, plus accrued and unpaid interest, at any time following the occurrence and during the continuance of a Rating Agency Event with respect to the applicable series.

For more information, including regarding the events that will constitute a Tax Event or a Rating Agency Event, see Description of the Notes—Redemption.”

Guarantees	Phillips 66 will fully and unconditionally guarantee on a subordinated unsecured basis the full and prompt payment of the principal of and any premium and interest on the notes, when and as it becomes due and payable, whether at maturity or otherwise.

Ranking	The notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all of the Senior

Debt (as defined herein) of Phillips 66 Company. The notes will rank effectively junior to Phillips 66 Company’s secured debt, to the extent of the value of the collateral securing such secured debt, and to all debt and other liabilities of its subsidiaries from time to time outstanding. The guarantees of Phillips 66 will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Debt of Phillips 66. The guarantees of Phillips 66 will rank effectively junior to Phillips 66’s secured debt, to the extent of the value of the collateral securing such secured debt, and to all debt and other liabilities of its subsidiaries from time to time outstanding. The notes and the guarantees of Phillips 66 will rank senior to all of the equity securities of Phillips 66 Company and Phillips 66, respectively.

As of June 30, 2025, Phillips 66 and Phillips 66 Company had an aggregate of approximately $20,935 million of Senior Debt, all of which would be senior to the notes and the guarantees of Phillips 66. The provisions of the Subordinated Indenture do not limit the amount of indebtedness issuable by Phillips 66 Company or the amount of indebtedness or preferred securities issuable by its subsidiaries. Phillips 66 Company and its subsidiaries expect to incur additional indebtedness from time to time that will be senior to the notes.

For additional information, see “Description of the Notes—Ranking.”

U.S. Federal Income Tax Considerations	As set forth in “Material U.S. Federal Income Tax Considerations—Classification of the Junior Subordinated Notes,” Gibson, Dunn & Crutcher LLP is of the opinion that, for U.S. federal income tax purposes, the notes will be treated as indebtedness of Phillips 66 Company (although there is no controlling authority directly on point). This opinion is subject to certain customary assumptions, conditions, qualifications and exceptions, set forth in the opinion letter and is not binding on the Internal Revenue Service. See “Material U.S. Federal Income Tax Considerations—Classification of the Junior Subordinated Notes.”

Each holder of notes will, by accepting the notes or a beneficial interest therein, be deemed to have agreed that the holder intends that the notes constitute indebtedness and will treat the notes as indebtedness for all United States federal, state and local tax purposes. We will treat the notes in the same manner.

We believe that the likelihood of our exercising the option to defer interest payments is “remote” within the meaning of the U.S. Treasury Regulations, and expect the notes to be treated for U.S. federal income tax purposes as “variable rate debt instruments” (“VRDIs”). For these reasons, and based on applicable Treasury Regulations and the expected pricing terms of the notes, we expect that the notes will not be treated as issued with original issue discount (“OID”).

Nevertheless, if the option to defer any payment of interest were determined not to be remote, if we exercised such option, or if the pricing terms were to be set in a manner different from our expectations, the notes of such series would be treated as issued with OID at the time of issuance, or reissued with OID at the relevant later point in time. In such case, if you are a U.S. holder (as defined under “Material U.S. Federal Income Tax Considerations”) that owns such notes, you will be required to include such OID in income (as ordinary income) on a constant yield basis for U.S. federal income tax purposes during such period, regardless of your method of accounting for U.S. federal income tax purposes and before the receipt of the cash attributable to the interest.

See “Material U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders.”

Lack of a Public Market for the Notes	There is no existing trading market for the notes. There can be no assurance regarding:

•	any future development or liquidity of a trading market for the notes;

•	your ability to sell your notes at all; or

•	the prices at which you may be able to sell your notes.

Future trading prices of the notes will depend on many factors, including:

•	prevailing interest rates;

•	our operating results and financial condition; and

•	the markets for similar securities.

We do not currently intend to apply for the listing of either series of the notes on any securities exchange or for quotation of either series of the notes in any dealer quotation system.

Risk Factors	You should carefully consider all the information in this prospectus supplement and the accompanying prospectus (including all the information that is incorporated by reference herein and therein) in deciding whether to invest in the notes.

Use of Proceeds	We expect the net proceeds from the offering of the notes to be approximately $1.98 billion, after deducting underwriting discounts and estimated expenses of the offering that we will pay. We intend to use the net proceeds of this offering for general corporate purposes, including the repayment or refinance of certain indebtedness, which may include the repayment of all or a portion of Phillips 66’s outstanding commercial paper borrowings under its commercial paper program.

Conflicts of Interest	Certain of the underwriters and/or their respective affiliates hold a portion of Phillips 66’s outstanding commercial paper. Accordingly, to the extent we use a portion of the net proceeds to repay all or a portion of Phillips 66’s outstanding commercial paper borrowings, such underwriters and/or their respective affiliates may receive at least 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. See “Underwriting—Conflicts of Interest.”

Further Issuances	The Series A Junior Subordinated Notes will be limited initially to $1,000,000,000 in aggregate principal amount. The Series B Junior Subordinated Notes will be limited initially to $1,000,000,000 in aggregate principal amount. We may, however, “reopen” each series of notes and issue an unlimited principal amount of additional notes of that series in the future without the consent of the holders. Such additional notes of a series will have the same terms as the notes of such series offered hereby in all respects (except for the payment of interest accruing prior to the issue date of the additional notes of such series and except for the first payments of interest following the issue date of the additional notes) so that the additional notes may be consolidated and form a single series with the notes offered hereby; provided, however, that if the additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, they will have a different CUSIP, ISIN, or other identifying number so that they are distinguishable from the notes offered hereby.

Governing Law	The notes will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

Investing in the notes involves risks. You should carefully consider all the information in this prospectus supplement and the accompanying prospectus (including all the information that is incorporated by reference herein and therein) before deciding to invest in the notes. In particular, you should carefully consider the risk factors set forth below as well as those under the caption “Risk Factors” in the 2024 Annual Report for risks related to the notes and Phillips 66 and Phillips 66 Company before making an investment decision. For more information, see “Where You Can Find More Information.”

Risks Related to the Notes

While it is not possible for the interest rate on either series of the notes to decrease below the initial interest rate on such series, the interest rate on the Series A Junior Subordinated Notes or the Series B Junior Subordinated Notes may fluctuate over time.

The interest rate on the Series A Junior Subordinated Notes and the Series B Junior Subordinated Notes from the original issuance date to the First Series A Reset Date or the First Series B Reset Date, as applicable, will be 5.875% per year and 6.200% per year, respectively. Beginning on the First Series A Reset Date or the First Series B Reset Date, as applicable, the interest rate on (i) the Series A Junior Subordinated Notes for each Reset Period will equal the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.283%; provided, that the interest rate during any Reset Period will not reset below 5.875%, and (ii) the Series B Junior Subordinated Notes for each Reset Period will equal the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.166%; provided, that the interest rate during any Reset Period will not reset below 6.200%. Accordingly, while it is not possible for the interest rate on either series of the notes to decrease below the initial interest rate on such series, the interest rate on either series for a given Reset Period subsequent to the initial Reset Period may decrease as compared to the interest rate on such series for the prior Reset Period. We have no control over the factors that may affect U.S. Treasury rates, including geopolitical, economic, financial, political, regulatory, judicial or other conditions or events.

The historical Five-year U.S. Treasury Rates are not an indication of future Five-year U.S. Treasury Rates.

As noted above, the annual interest rate on the notes for each Reset Period will be set by reference to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date (provided, that the interest rate during any reset period for a given series will not reset below the initial interest rate for such series). In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time in the future and you should not take historical U.S. Treasury rates as an indication of future U.S. Treasury Rates.

Phillips 66 Company may elect to defer interest payments on a given series of the notes at its option for one or more periods of up to 10 years.

Phillips 66 Company may elect at its option to defer payment of all or part of the current and accrued interest otherwise due on either series of the notes for one or more periods of up to 10 consecutive years, as described in this prospectus supplement under “Description of the Notes—Option to Defer Interest Payments.”

An election to defer interest payments on a given series of the notes will also impact our ability to make interest payments on the other series of the notes.

As disclosed elsewhere in this prospectus supplement, if Phillips 66 Company elects to defer interest payments on a given series of notes, we will not be permitted to make payments on debt securities that rank equally with, or junior to, the applicable series of notes in right of payment. Accordingly, if Phillips 66 Company elects to defer interest payments on one series of notes while the other series of notes remains outstanding, we would be prohibited from making payments on, and would likely elect to also defer interest payments on, the other series of the notes.

Phillips 66 Company is not permitted to pay current interest on a given series of the notes until it has paid all outstanding deferred interest on such series, and this could have the effect of extending interest deferral periods.

During a Series A Optional Deferral Period or a Series B Optional Deferral Period of less than 10 years, Phillips 66 Company will be prohibited from paying current interest on the series of notes subject to such deferral until Phillips 66 Company has paid all accrued and unpaid deferred interest on such series. As a result, Phillips 66 Company may not be able to pay current interest on a given series of notes if Phillips 66 Company does not have available funds to pay all accrued and unpaid interest on such series.

The after-market price of the applicable series of notes may be discounted significantly if Phillips 66 Company defers interest payments.

If Phillips 66 Company defers interest payments on a given series of notes, you may be unable to sell your notes of such series at a price that reflects the value of deferred amounts and the after-market price of the notes of such series may be significantly less than the price at which the notes may have been traded if we had not exercised such right. To the extent a trading market develops for either series of the notes, that market may not continue during a Series A Optional Deferral Period or a Series B Optional Deferral Period, as applicable, or during periods in which investors perceive that there is a likelihood of a deferral, and you may be unable to sell notes of either series at those times, either at a price that reflects the value of required payments under the applicable series of notes or at all. In addition, as a result of Phillips 66 Company’s right to defer interest payments, the market price of the notes is likely to be affected and may be more volatile than other securities that do not have these rights.

If Phillips 66 Company defers interest payments on either series of the notes, or in certain other circumstances, there will be United States federal income tax consequences to holders of the applicable series of notes.

Phillips 66 Company believes that the likelihood of its exercising the option to defer interest payments is “remote” within the meaning of the U.S. Treasury Regulations and further expects the notes to be treated for U.S. federal income tax purposes as VRDIs. For these reasons, and based on applicable Treasury Regulations and the expected pricing terms of the notes, Phillips 66 Company expects that the notes will not be treated as issued with OID.

Nevertheless, if the option to defer any payment of interest were determined not to be remote, if Phillips 66 Company exercised such option, or if the pricing terms were to be set in a manner different from expectations, the notes of such series would be treated as issued with OID at the time of issuance, or reissued with OID at the relevant later point in time. If the notes are issued (or reissued) with OID, then if you are a U.S. holder (as defined under “Material U.S. Federal Income Tax Considerations”) that owns such notes, you will be required to include such OID in income (as ordinary income) on a constant yield basis for U.S. federal income tax purposes during such period, regardless of your method of accounting for U.S. federal income tax purposes and before the receipt of the cash attributable to the interest.

If we were to exercise our option to defer payments of interest on the notes, the notes may trade at a price that does not fully reflect the accrued but unpaid interest. In the event of such a deferral, if you are a U.S. holder and dispose of your notes between record dates for payments of interest, you will be required to include OID accrued to the date of such sale, redemption, exchange, retirement or other taxable disposition in taxable income and to add such amount to your adjusted tax basis in your notes. To the extent the selling price is less than your adjusted tax basis, you will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for U.S. federal income tax purposes.

See “Material U.S. Federal Income Tax Considerations.”

The notes and the guarantees are effectively subordinated to substantially all of Phillips 66 Company’s and Phillips 66’s, respectively, other debt, including the debt of their respective subsidiaries.

Phillips 66 Company’s obligations under the notes are subordinate and junior in right of payment to all of its other indebtedness, except any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the notes in right of payment. Similarly, Phillips 66’s guarantees of the notes are subordinate and junior in right of payment to all of its other indebtedness, except any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the notes in right of payment. This means that Phillips 66 Company and Phillips 66 cannot make any payments on the notes if Phillips 66 Company or Phillips 66 defaults on a payment of any of its other indebtedness and does not cure the default within the applicable grace period.

Due to the subordination provisions described in “Description of the Notes—Ranking” and “Description of the Debt Securities—Provisions Applicable Solely to Subordinated Debt Securities—Subordination” in the accompanying base prospectus, in the event of its insolvency, funds which Phillips 66 Company or Phillips 66 would otherwise use to pay the holders of the notes will be used to pay the holders of all of Phillips 66 Company’s or Phillips 66’s other more senior indebtedness to the extent necessary to pay all of its other more senior indebtedness in full. As a result of those payments, Phillips 66 Company’s or Phillips 66’s trade creditors may recover less, ratably, than the holders of all of its other more senior indebtedness and these trade creditors may recover more, ratably, than the holders of the notes. In addition, the holders of all of Phillips 66 Company’s or Phillips 66’s other more senior indebtedness may, under certain circumstances, restrict or prohibit Phillips 66 Company or Phillips 66 from making payments on the notes.

Holders of notes will generally have a junior position to claims of creditors of Phillips 66 Company’s and Phillips 66’s respective subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred security holders of Phillips 66 Company’s and Phillips 66’s respective subsidiaries. In addition to trade debt, several of Phillips 66 Company’s and Phillips 66’s respective operating subsidiaries have ongoing corporate debt programs used to finance their business activities. All of this corporate debt will be effectively senior to the notes.

There are no terms in the Subordinated Indenture or the notes that limit Phillips 66 Company’s or Phillips 66’s ability to incur additional indebtedness or its subsidiaries’ ability to incur additional indebtedness or issue preferred securities, and Phillips 66 Company, Phillips 66 and their respective subsidiaries expect to incur additional indebtedness from time to time that will be senior to the notes.

Each of Phillips 66 and Phillips 66 Company is a holding company, and payments on the guarantees and the notes will only be made from their respective earnings and assets, and not those of their subsidiaries.

Each of Phillips 66 and Phillips 66 Company is a holding company that conducts substantially all of its operations through its subsidiaries. Therefore, each of Phillips 66’s and Phillips 66 Company’s ability to meet its obligations for payment of interest and principal on outstanding debt obligations and to pay dividends and corporate expenses depends upon the earnings and cash flows of its subsidiaries and the ability of its subsidiaries to pay dividends or to advance or repay funds to each of Phillips 66 and Phillips 66 Company.

An active after-market for the notes does not exist and may not develop.

Each series of the notes constitutes a new issue of securities with no established trading market. No application is being or is intended to be made for the listing or trading of either series of notes on any securities exchange or trading facility or to include either series in any automated quotation system. Although the underwriters have indicated to us that they intend to make a market in the notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. In addition, the liquidity of any trading market in either series of the notes that may develop, and the market prices quoted therefor, may be adversely affected by, among other things, changes in the overall market for this type of security or the economy more generally and changes in Phillips 66’s or Phillips 66 Company’s financial performance or prospects or the prospects for companies in its industry generally. As a result, an active after-market for a given series of the notes may not develop or be sustained and holders of notes may not be able to sell their notes at favorable prices or at all. The difference between bid and ask prices in any secondary market for the notes could be substantial. Accordingly, no assurance can be given as to the liquidity of, or trading market for, either series of the notes, and holders of notes may be required to bear the financial risks of an investment in the notes for a significant period of time.

Credit ratings may not reflect all risks of your investment in the notes and a downgrade, suspension or withdrawal of any rating assigned by a rating agency to Phillips 66, Phillips 66 Company or their respective securities, including the notes, could cause the liquidity or trading prices of the notes to decline significantly.

Credit ratings are limited in scope and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time it issues the rating. An explanation of the significance of such rating may be obtained from such rating agency. Although credit ratings are not a recommendation to buy, sell or hold any security and may be subject to revision or withdrawal at any time, Phillips 66’s and Phillips 66 Company’s debt ratings are an assessment of their respective ability to pay their respective obligations. The notes will be rated by nationally recognized statistical rating agencies and may in the future be rated by additional rating agencies. Consequently, any downgrade, suspension or withdrawal of a rating by a rating agency (or any anticipated downgrade, suspension or withdrawal), or any perceived decrease in creditworthiness, could reduce the liquidity or market value of the notes. Rating agency reports or statements on the life and annuity insurance industry may also negatively impact the market value of the notes. Moreover, the credit ratings assigned to the notes may not reflect the potential impact of all risks related to any trading market, if any, for, or trading value of, the notes.

There can be no assurance that any rating assigned to Phillips 66, Phillips 66 Company or the notes will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. Credit ratings may be revised or withdrawn at any time by the issuing organization in its sole discretion. Credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the oil and gas industry as a whole and may change their credit rating for us and our securities, including the notes, based on their overall view of the industry. It is also possible that any ratings may be lowered in connection with this offering or in connection with future events, such as future acquisitions.

Any future lowering of ratings may also make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, holders of the notes may lose some or all of the value of their investment. Holders of the notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of any ratings.

Rating agencies may change their practices for rating the notes, which change may affect the market price of the notes.

The rating agencies that currently or may in the future publish a rating for Phillips 66 Company, including Moody’s Investors Service, Inc. and S&P Global Ratings , each of which is expected to initially publish a rating of the notes, may, from time to time in the future, change the way they analyze securities with features similar to the notes. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the notes. If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the notes are subsequently lowered, that could have a negative impact on the trading price of the notes. In addition, Phillips 66 Company may redeem the notes at its option, in whole, but not in part, if a rating agency makes certain changes in the equity credit methodology for securities such as the notes. See “Description of the Notes—Redemption—Right to Redeem at Rating Agency Event.”

The notes are subject to early redemption.

As described under “Description of the Notes—Redemption,” Phillips 66 Company may redeem either series of the notes, at its option, in whole or in part, at the times and the applicable redemption prices described in this prospectus supplement. Phillips 66 Company may choose to redeem your notes of a given series at a time when prevailing interest rates are lower than the effective interest rate paid on your notes of that series or at times when the trading price of your notes of that series is above the redemption price. You may not be able to reinvest the redemption proceeds in an investment with a return that is as high as the return you would have earned on the notes of the applicable series if they had not been redeemed and with a similar level of investment risk.

Investors should not expect Phillips 66 Company to redeem either series of notes on the first or any other date on which they are redeemable.

The Series A Junior Subordinated Notes may be redeemed by Phillips 66 Company at its option either in whole or in part on any day in the period commencing on the date falling 90 days prior to the First Series A Reset Date and ending on and including the First Series A Reset Date and, after the First Series A Reset Date, on any interest payment date. Similarly, the Series B Junior Subordinated Notes may be redeemed by Phillips 66 Company at its option either in whole or in part on any day in the period commencing on the date falling 90 days prior to the First Series B Reset Date and ending on and including the First Series B Reset Date and, after the First Series B Reset Date, on any interest payment date. In addition, the notes of either series may be redeemed by Phillips 66 Company at its option, in whole but not in part, following the occurrence and during the continuance of either a Tax Event or a Rating Agency Event with respect to such series. Any decision Phillips 66 Company may make at any time to redeem either series of the notes before their final maturity date will depend upon, among other things, the strength of its balance sheet, its results of operations, its access to the capital markets, interest rates, Phillips 66 Company’s growth strategy, and general market conditions at such time. Accordingly, while Phillips 66 Company may decide to do so, investors should not expect Phillips 66 Company to redeem either series of notes on the first or any other date on which they are redeemable.

Phillips 66, Phillips 66 Company or one of their respective affiliates could serve as the calculation agent, which could result in a conflict of interest.

The calculation agent that we appoint in connection with any Series A Reset Date or Series B Reset Date will determine the Five-year U.S. Treasury Rate in its sole discretion. See “Description of the Notes—Interest.” Because we will appoint the calculation agent, and the calculation agent we appoint could be Phillips 66, Phillips 66 Company or one of their respective affiliates, conflicts of interest could arise in connection with the calculation agent performing its role as calculation agent. Any of the calculation agent’s determinations with respect to either series of notes may adversely affect the value of such notes, the return on such notes and the price at which you can sell such notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments. These potentially subjective determinations may adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes.

USE OF PROCEEDS

We expect the net proceeds from the offering of the notes to be approximately $1.98 billion, after deducting underwriting discounts and estimated expenses of the offering that we will pay. We intend to use the net proceeds of this offering for general corporate purposes, including to repay or refinance certain indebtedness, which may include the repayment of all or a portion of Phillips 66’s outstanding commercial paper borrowings under its commercial paper program. Pending use of the net offering proceeds as described above, we intend to invest the net proceeds in short-term interest-bearing accounts, securities or similar investments.

As of September 4, 2025, the weighted average interest rate on Phillips 66’s commercial paper borrowings was approximately 4.625% per annum and the weighted average maturity of Phillips 66’s commercial paper borrowings was approximately 25.11 days.

Certain of the underwriters and/or their respective affiliates hold a portion of Phillips 66’s outstanding commercial paper. Accordingly, to the extent we use a portion of the net proceeds to repay all or a portion of Phillips 66’s outstanding commercial paper borrowings, such underwriters and/or their respective affiliates may receive at least 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a “conflict of interest” within the meaning of FINRA Rule 5121. FINRA Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to FINRA Rule 5121(a)(1)(C), the appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the notes offered hereby are “investment grade rated” (as defined in FINRA Rule 5121). See “Underwriting—Conflicts of Interest.”

For additional information about Phillips 66’s commercial paper program, please read “Note 15—Debt” to the Consolidated Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Capital Resources and Liquidity—Significant Sources of Capital” in the 2024 Annual Report.

DESCRIPTION OF THE NOTES

We have summarized selected provisions of the notes below. Phillips 66 Company will issue the Series A Junior Subordinated Notes and the Series B Junior Subordinated Notes under a subordinated debt securities indenture to be dated as of the issue date of the notes, among Phillips 66 Company, as issuer, Phillips 66, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Subordinated Indenture”). Each series of notes is a separate series of subordinated debt securities of Phillips 66 Company described in the accompanying prospectus, and this summary supplements that description. We urge you to read that description for other provisions that may be important to you. The following summary supplements that description and, to the extent it is inconsistent, replaces that description.

In this summary description of the notes, unless we state otherwise or the context clearly indicates otherwise, all references to Phillips 66 mean Phillips 66 only and all references to Phillips 66 Company mean Phillips 66 Company only. Certain other terms used herein have the meanings set forth in “—Certain Definitions.”

General

Phillips 66 Company is offering $1,000,000,000 aggregate principal amount of its 5.875% Series A Junior Subordinated Notes (the “Series A Junior Subordinated Notes”) and $1,000,000,000 aggregate principal amount of its 6.200% Series B Junior Subordinated Notes (the “Series B Junior Subordinated Notes” and together with the Series A Junior Subordinated Notes, the “notes”). The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Series A Junior Subordinated Notes will be limited initially to $1,000,000,000 in aggregate principal amount, and the Series B Junior Subordinated Notes will be limited initially to $1,000,000,000 in aggregate principal amount. We may, however, “reopen” either series of notes and issue an unlimited principal amount of additional notes of that series in the future without the consent of the holders and any such additional notes shall form a single series under the Subordinated Indenture with the notes of such series offered by this prospectus supplement; provided, however, that if the additional notes are not fungible with the notes of such series offered hereby for U.S. federal income tax purposes, those additional notes of such series will have a different CUSIP, ISIN, or other identifying number so that they are distinguishable from the notes offered hereby. Any such additional notes shall have the same form and terms as the applicable series of notes offered by this prospectus supplement (other than the offering price, the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date, and except that the provisions of the notes specifying the rate of interest thereon to but excluding the First Series A Reset Date or First Series B Reset Date (each as defined below), as applicable, shall not be applicable to any such additional notes whose date of original issuance is on or after such applicable date). As used here, references to “Series A Junior Subordinated Notes”, “Series B Junior Subordinated Notes” or “notes” shall, in each case, include any additional notes of the applicable series issued pursuant to such a reopening. Each series of notes will mature on March 15, 2056.

If any interest payment date, redemption date or the maturity date of the notes is not a Business Day at any Place of Payment, then payment of the principal, premium, if any, and interest may be made on the next Business Day at that Place of Payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

Guarantee

Phillips 66 will fully and unconditionally guarantee on a subordinated unsecured basis (as described under “—Ranking; Subordination”) the full and prompt payment of the principal of and any premium and interest on the notes when and as the payment becomes due and payable, whether at maturity or otherwise (the “Guarantees”). The Guarantees will provide that in the event of a default in the payment of principal of or any premium or interest on the notes, the holder of that note may institute legal proceedings directly against Phillips 66 to enforce the Guarantees without first proceeding against Phillips 66 Company. The obligations of Phillips 66 under its Guarantee will be limited to the maximum amount as will result in the obligations of Phillips 66 under its Guarantee not constituting a fraudulent transfer or conveyance.

Ranking; Subordination

The notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Debt of Phillips 66 Company. The notes will rank effectively junior to Phillips 66 Company’s secured debt, to the extent of the value of the collateral securing such secured debt, and to all debt and other liabilities of Phillips 66 Company’s subsidiaries from time to time outstanding. The Guarantees will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Debt of Phillips 66. The Guarantees will rank effectively junior to Phillips 66’s secured debt, to the extent of the value of the collateral securing such secured debt, and to all debt and other liabilities of Phillips 66’s subsidiaries from time to time outstanding. The notes and the Guarantees will rank senior to all of the equity securities of Phillips 66 Company and Phillips 66, respectively.

As of June 30, 2025, Phillips 66 and Phillips 66 Company had an aggregate of approximately $20,935 million of Senior Debt, all of which will be senior to the notes and the Guarantees.

If Phillips 66 Company or Phillips 66 defaults in the payment of any principal of, premium (if any) or interest on any of its Senior Debt when the same becomes due and payable (whether at maturity or at a date fixed for prepayment or by acceleration of maturity or otherwise (but subject to any applicable grace periods)), then, unless and until such payment default has been cured or waived or otherwise has ceased to exist or such Senior Debt has been discharged or paid in full, no payment may be made by Phillips 66 Company or Phillips 66, as the case may be:

•	on account of the principal of or premium (if any) with respect to, or interest or any other amount due on, the notes or the Guarantees;

•	to acquire any of the notes (including any repurchases of the notes pursuant to the provisions thereof at the option of the holder thereof) for cash or property; or

•	on account of any redemption provisions of the notes.

Holders of all Senior Debt of Phillips 66 Company and Phillips 66 will be entitled to receive payment in full before holders of the notes are entitled to receive any payment of principal, premium (if any) or interest with respect to the notes and the Guarantees upon the circumstances described in the immediately preceding sentence and upon:

•	any distribution of assets of Phillips 66 Company or Phillips 66;

•	any liquidation or reorganization of Phillips 66 Company or Phillips 66, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding; or

•	upon assignment by Phillips 66 Company or Phillips 66 for the benefit of creditors.

After all Senior Debt of Phillips 66 Company or Phillips 66 is paid in full and until the notes are paid in full, holders of the notes shall be subrogated to the rights of holders of such Senior Debt to receive any further payments applicable to such Senior Debt.

Senior Debt will be entitled to the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Debt. We may not amend the Subordinated Indenture or the notes to change the subordination of any outstanding Senior Debt without the consent of each holder of Senior Debt that the amendment would adversely affect.

There are no terms in the Subordinated Indenture or the notes that limit the ability of Phillips 66 Company, Phillips 66 or any of their respective subsidiaries to incur additional indebtedness, including additional Senior Debt. Phillips 66 Company, Phillips 66 and their respective subsidiaries expect to incur additional indebtedness from time to time that will be senior to the notes.

Interest

Subject to our right to defer interest payments as described under “—Option to Defer Interest Payments” below, we will pay interest semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2026, to the record holders of the notes at the close of business on the immediately preceding March 1 or September 1, as applicable, whether or not a Business Day.

Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

The Series A Junior Subordinated Notes will bear interest (i) from and including September 18, 2025 (the expected original issuance date) to, but excluding March 15, 2031 (the “First Series A Reset Date”) at the rate of 5.875% per year and (ii) from and including the First Series A Reset Date, during each Reset Period (as defined below), at a rate per year equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent Reset Interest Determination Date (as defined below) plus a spread of 2.283%, to be reset on each Series A Reset Date; provided, that the interest rate during any Reset Period will not reset below 5.875% (which equals the initial interest rate on the Series A Junior Subordinated Notes).

The Series B Junior Subordinated Notes will bear interest (i) from and including September 18, 2025 (the expected original issuance date) to, but excluding March 15, 2036 (the “First Series B Reset Date”) at the rate of 6.200% per year and (ii) from and including the First Series B Reset Date, during each Reset Period, at a rate per year equal to the Five- year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.166%, to be reset on each Series B Reset Date; provided, that the interest rate during any Reset Period will not reset below 6.200% (which equals the initial interest rate on the Series B Junior Subordinated Notes).

The applicable interest rate for each Reset Period will be determined by the calculation agent (as defined below), as of the applicable Reset Interest Determination Date, in accordance with the following provisions:

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent H.15 as of 5:00 p.m. (Eastern Time), or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent H.15 as of 5:00 p.m. (Eastern Time). If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same rate determined for the prior Reset Interest Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding (i) the First Series A Reset Date, then the interest rate applicable for the Reset Period beginning on and including the First Series A Reset Date will be deemed to be 5.875% per year for the Series A Junior Subordinated Notes, which is the same interest rate as in effect from and including the original issue date to, but excluding, the First Series A Reset Date, and (ii) the First Series B Reset Date, then the interest rate applicable for the Reset Period beginning on and including the First Series B Reset Date will be deemed to be 6.200% per year for the Series B Junior Subordinated Notes, which is the same interest rate as in effect from and including the original issue date to, but excluding, the First Series B Reset Date.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second Business Day prior to the applicable Series A Reset Date or Series B Reset Date.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Series A Reset Date or First Series B Reset Date, as applicable, to, but excluding, the next following Series A Reset Date or Series B Reset Date, as applicable, and thereafter each period from and including a Series A Reset Date or Series B Reset Date, as applicable, to, but excluding, the next following Series A Reset Date or Series B Reset Date, respectively.

“Series A Reset Date” means the First Series A Reset Date and March 15 of every fifth year after 2031.

“Series B Reset Date” means the First Series B Reset Date and March 15 of every fifth year after 2036.

The term “calculation agent” means, at any time, the entity appointed by us and serving as such agent with respect to the applicable series of notes at such time. Unless we have validly called all of the outstanding notes of the applicable series for redemption on a redemption date occurring prior to the First Series A Reset Date or First Series B Reset Date, we will appoint a calculation agent for the applicable series of notes prior to the Reset Interest Determination Date immediately preceding the First Series A Reset Date or First Series B Reset Date, as applicable; provided that, if we have called all of the outstanding notes of a particular series for redemption on a redemption date occurring prior to the First Series A Reset Date or First Series B Reset Date, as applicable, but we do not redeem all of the outstanding notes of such series on such redemption date, we will appoint a calculation agent for the notes of such series as promptly as practicable after such proposed redemption date. We may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time (so long as there will always be a calculation agent in respect of each series of note when so required). We may appoint Phillips 66 Company or Phillips 66 or one of their respective affiliates as calculation agent.

As provided above, the applicable interest rate for each Reset Period will be determined by the calculation agent as of the applicable Reset Interest Determination Date. Promptly upon such determination, the calculation agent will notify us of the interest rate for the Reset Period and we will promptly notify, or cause the calculation agent to promptly notify, the trustee and each paying agent of such interest rate. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any Reset Period beginning on or after the First Series A Reset Date or First Series B Reset Date, as applicable, will be on file at our principal offices, will be made available to any holder or beneficial owner of notes upon request and will be final and binding in the absence of manifest error.

Option to Defer Interest Payments

So long as there is no event of default with respect to the applicable series of notes under the Subordinated Indenture, at our option, we may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on a given series of notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, a “Series A

Optional Deferral Period” or a “Series B Optional Deferral Period,” as applicable). In other words, we may declare at our discretion up to a 10-year interest payment moratorium on either series of the notes and may choose to do that on more than one occasion. A deferral of interest payments may not end on a date other than an interest payment date and may not extend beyond the maturity date of the applicable series of notes, and we may not begin a new Series A Optional Deferral Period or Series B Optional Deferral Period, as applicable, and may not pay current interest on the Series A Junior Subordinated Notes or Series B Junior Subordinated Notes, as applicable, until we have paid all accrued interest on the applicable series of notes from the previous Series A Optional Deferral Period or Series B Optional Deferral Period, as applicable.

Any deferred interest on a given series of notes will accrue additional interest at a rate equal to the interest rate then applicable to such series of notes to the extent permitted by applicable law. Once we pay all deferred interest payments on a given series of the notes, including any additional interest accrued on the deferred interest, we can again defer interest payments on that series of the notes as described above, but not beyond the maturity date of the applicable series of notes.

We will give the trustee written notice of our election to begin an Optional Deferral Period at least one Business Day before the record date for the next interest payment date which shall contain an instruction for the trustee to forward such notice to the holders of the applicable series of notes. However, our failure to pay interest on any interest payment date will itself constitute the commencement of an Optional Deferral Period with respect to the applicable series of notes unless we pay such interest within five Business Days after the interest payment date, whether or not we provide a notice of deferral.

Certain Limitations During an Optional Deferral Period

During a Series A Optional Deferral Period or a Series B Optional Deferral Period, Phillips 66 and Phillips 66 Company will not do any of the following:

(i)	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any capital stock of Phillips 66;

(ii)

pay any principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities of Phillips 66 or Phillips 66 Company that rank equally with, or junior to, the notes in right of payment (including debt securities of other series, such as the other series of the notes, issued under the Subordinated Indenture); or

(iii)	make any payments with respect to any guarantee by Phillips 66 or Phillips 66 Company of indebtedness if the guarantee ranks equally with or junior to the notes in right of payment.

However, the foregoing restrictions will not apply to:

(a)

purchases, redemptions or other acquisitions of capital stock of Phillips 66 in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of obligations or Phillips 66 pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring Phillips 66 to purchase, redeem or acquire its capital stock;

(b)

any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clause (i) above as a result of a reclassification of the capital stock Phillips 66, or the exchange or conversion of all or a portion of one class or series of Phillips 66’s capital stock for another class or series of Phillips 66’s capital stock;

(c)

the purchase of fractional interests in shares of capital stock of Phillips 66 pursuant to the conversion or exchange provisions of the capital stock of Phillips 66 or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred or in connection with any split, reclassification or similar transaction;

(d)

dividends or distributions paid or made in capital stock of Phillips 66 (or rights to acquire capital stock of Phillips 66), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of capital stock of Phillips 66) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(e)

redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)

payments on the notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case that rank equal in right of payment to the notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full;

(g)

any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity securities that, if not made, would cause Phillips 66 or Phillips 66 Company to breach the terms of the instrument governing such parity securities;

(h)	any regularly scheduled dividend or distribution payments declared prior to the date that the applicable Series A Optional Deferral Period or Series B Optional Deferral Period commences; or

(i)	for the avoidance of doubt, the conversion of shares of convertible capital stock of Phillips 66, if any, in accordance with the terms of such convertible capital stock.

Events of Default

The following are events of default with regard to a series of notes under the Subordinated Indenture:

•	failure to pay interest on the notes of such series for 30 days when due (subject to our right to optionally defer interest payments as described above under “—Option to Defer Interest Payments”);

•	failure to pay principal or any premium on the notes of such series when due;

•

failure to comply with any covenant or agreement in the notes of such series or the Subordinated Indenture (other than an agreement or covenant that has been included in the Subordinated Indenture solely for the benefit of other series of subordinated debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of then outstanding notes of the series affected by the default; and

•	specified events involving bankruptcy, insolvency or reorganization of Phillips 66 Company and Phillips 66.

A default under one series of the notes will not necessarily be a default under another series. The trustee may withhold notice to the holders of the notes of any default or event of default (except in any payment on the notes) if the trustee in good faith considers it in the interest of the holders of the debt securities to do so.

If an event of default for either series of the notes occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding notes of the series affected by the default may declare the principal of and all accrued and unpaid interest on the notes of such series to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the notes issued under the Subordinated Indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding notes of the series affected by the default may in some cases rescind this accelerated payment requirement.

Notwithstanding the above, upon the occurrence of an event of default under the third bullet above, neither the trustee nor holders of the notes of the applicable series will be entitled to declare payment on the principal amount of the notes of the applicable series and any accrued interest thereon immediately due and payable. However, they may exercise other rights and remedies available under the Junior Subordinated Indenture upon the occurrence of an event of default.

Agreement by Holders to Certain Tax Treatment

Each holder of the notes will, by accepting the notes or a beneficial interest therein, be deemed to have agreed that the holder intends that the notes constitute debt and will treat the notes as debt for United States federal, state and local tax purposes.

No Sinking Fund

The notes will not be entitled to the benefit of any sinking fund.

No Listing

No application is being or is intended to be made for the listing or trading of either series of notes on any securities exchange or trading facility or to include either series in any automated quotation system.

Redemption

The notes may be redeemed before maturity as described below.

Optional Redemption

We may redeem the Series A Junior Subordinated Notes in whole or in part on one or more occasions at a price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (i) on any day in the period commencing on the date falling 90 days prior to the First Series A Reset Date and ending on and including the First Series A Reset Date and (ii) after the First Series A Reset Date, on any interest payment date.

We may redeem the Series B Junior Subordinated Notes in whole or in part on one or more occasions at a price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (i) on any day in the period commencing on the date falling 90 days prior to the First Series B Reset Date and ending on and including the First Series B Reset Date and (ii) after the First Series B Reset Date, on any interest payment date.

Right to Redeem at Tax Event

Each series of notes is redeemable, in whole, but not in part, at 100% of the principal amount of the applicable series, plus accrued and unpaid interest to, but excluding, the redemption date, at any time following the occurrence and during the continuance of a Tax Event with respect to such series.

“Tax Event” means the receipt by us of an opinion of counsel experienced in such tax matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties of the United States or any political subdivisions or taxing authorities, or any regulations under such laws or treaties, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation), (c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, or (d) threatened challenge asserted in writing in connection with an audit of Phillips 66 or any of its subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, which amendment, clarification, or change is effective, or which administrative action is taken or which judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known, in each case after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable by us on the applicable series of notes is not deductible, or within 90 days would not be deductible, in whole or in part, by us for United States federal income tax purposes.

Right to Redeem at Rating Agency Event

Each series of notes is redeemable in whole, but not in part, at 102% of the principal amount of the applicable series, plus accrued and unpaid interest to, but excluding, the redemption date, at any time following the occurrence and during the continuance of a Rating Agency Event with respect to such series.

“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (or any successor provision thereto), that then publishes a rating for Phillips 66 or Phillips 66 Company (together with any successor thereto, a “rating agency”) in assigning equity credit to securities such as the notes, (a) as such methodology was in effect on the date of this prospectus supplement, in the case of any rating agency that published a rating for Phillips 66 or Phillips 66 Company as of the date of this prospectus supplement, or (b) as such methodology was in effect on the date such rating agency first published a rating for Phillips 66 or Phillips 66 Company, in the case of any rating agency that first publishes a rating for Phillips 66 or Phillips 66 Company after the date of this prospectus supplement (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the notes of either series by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the notes of either series as of the date of such change, clarification or amendment than the equity credit that would have been assigned to such notes by such rating agency had the current methodology not been changed.

Redemption Procedures; Cancellation of Redemption

Notwithstanding any statement under this caption “—Redemption” or elsewhere in this prospectus supplement to the contrary, installments of interest on the notes of a given series that are due and payable on any interest payment date falling on or prior to a redemption date for such series of notes will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the applicable series of notes and the Subordinated Indenture, except that, if the redemption date for any notes falls on any day during a Series A Optional Deferral Period or Series B Optional Deferral Period, as applicable, accrued and unpaid interest on such notes will be paid on such redemption date to the persons entitled to receive the redemption price of such notes. For the avoidance of doubt, the interest payment date falling immediately after the last day of a Series A Optional Deferral Period or Series B Optional Deferral Period, as applicable, will not be deemed to fall on a day during such Optional Deferral Period.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each registered holder of notes to be redeemed. If, at the time a notice of redemption is given, we have not effected satisfaction and discharge or defeasance of the notes as described in the accompanying base prospectus and such notice of redemption is not being given in connection with or in order to effect satisfaction and discharge or defeasance of the notes, then, if the notice of redemption so provides and at our option, the redemption may be subject to the condition that the trustee shall have received, on or before the applicable redemption date, monies in an amount sufficient to pay the redemption price and accrued and unpaid interest on the notes called for redemption to, but excluding, the redemption date. If monies in such amount are not received by the trustee on or before such redemption date, such notice of redemption shall be automatically canceled and of no force or effect, such proposed redemption shall be automatically canceled and we shall not be required to redeem the notes called for redemption on such redemption date. In the event that a redemption is canceled, we will, not later than the Business Day immediately following the proposed redemption date, deliver, or cause to be delivered, notice of such cancellation to the registered holders of the notes called for redemption (which notice will also indicate that any notes or portions thereof surrendered for redemption will be returned to the applicable holders), and we will direct the trustee to, and the trustee will, promptly return any notes or portions thereof that have been surrendered for redemption to the applicable holders.

Unless we default in payment of the redemption price or the proposed redemption is canceled in accordance with the provisions set forth in the immediately preceding paragraph, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

If less than all of the notes of a given series are to be redeemed on any redemption date, the particular notes (or portions thereof) to be redeemed shall be selected on a pro rata basis (or, in the case of notes in book-entry form represented by one or more global notes, pursuant to the applicable depositary procedures). No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC, the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

The Trustee

The trustee for the notes will be U.S. Bank Trust Company, National Association. The trustee will administer its corporate trust business at 8 Greenway Plaza, Suite 1100, Houston, TX 77046 or such other address as it may notify the Company from time to time. Affiliates of U.S. Bank Trust Company, National Association may perform certain commercial banking services for us for which they may receive customary fees. U.S. Bank Trust Company, National Association also serves as trustee under other indentures under which we and certain of our affiliates have issued securities.

Certain Definitions

“Business Day” means any day that is not a Legal Holiday.

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Debt” of any Person means, without duplication: (i) all indebtedness or obligations of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit, bid or performance bonds and other obligations issued by or for the account of such Person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third Business Day following demand for reimbursement; (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business; (v) all Capitalized Lease Obligations of such Person; (vi) all Debt of others secured by a lien on any asset of such Person, whether or not such Debt is assumed by such Person (provided that if the obligations so secured have not been assumed in full by such Person or are not otherwise such Person’s legal liability in full, then such obligations shall be deemed to be in an amount equal to the greater of (a) the lesser of (1) the full amount of such obligations and (2) the fair market value of such assets, as determined in good faith by the board of directors of such Person, which determination shall be evidenced by a board resolution, and (b) the amount of obligations as have been assumed by such Person or which are otherwise such Person’s legal liability); and (vii) all Debt of others (other than endorsements in the ordinary course of business) guaranteed by such Person to the extent of such guarantee.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in any of The City of New York, New York; Houston, Texas or a Place of Payment are authorized or obligated by law, regulation or executive order to remain closed.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency, instrumentality or political subdivision thereof or other entity of any kind.

“Place of Payment” means, with respect to the notes of any series, the place or places where the principal of, premium (if any) and interest on the notes of that series are payable as specified in accordance with the Subordinated Indenture.

“Senior Debt” means all Debt of Phillips 66 Company and, in the case of the Guarantees, Phillips 66, whether outstanding as of the date of the Subordinated Indenture or created, incurred or assumed after such date, unless, by the terms of the instrument creating or evidencing such Debt or pursuant to which such Debt is outstanding, it is provided that such Debt is not superior in right of payment to the notes, in the case of Phillips 66 Company, or the Guarantees, in the case of Phillips 66, or to other Debt which is pari passu with or subordinated to the notes, in the case of Phillips 66 Company, or the Guarantees, in the case of the Phillips 66; provided that, in no event shall “Senior Debt” include (a) the notes, (b) Debt of Phillips 66 Company or Phillips 66 owed or owing to any subsidiary or any officer, director or employee of Phillips 66 Company, Phillips 66 or any of their respective subsidiaries, (c) trade accounts payable owed to trade creditors or (d) any liability for taxes owed or owing by the Phillips 66 Company or Phillips 66.

Book-Entry Delivery and Settlement

Global Notes

We will issue the notes in the form of one or more permanent global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme,

Luxembourg (“Clearstream”), or Euroclear Bank S.A./N.V. (the “Euroclear Operator”), as operator of the Euroclear System (in Europe) (“Euroclear”), either directly if they are participants of such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC. Citibank, N.A. will act as the U.S. depositary for Clearstream, and JPMorgan Chase Bank, N.A. will act as the U.S. depositary for Euroclear.

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of Phillips 66, Phillips 66 Company, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•

ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in the notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the Subordinated Indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the Subordinated Indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the Subordinated Indenture or the global note.

None of Phillips 66, Phillips 66 Company, the underwriters nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the notes.

Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by the global notes upon surrender by DTC of the global notes if:

•	DTC notifies us that it is no longer willing or able to act as a depositary for the global notes, and we have not appointed a successor depositary within 90 days of that notice;

•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

•	we determine not to have the notes represented by a global note.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following section provides a summary of material U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial authority and administrative interpretations, all as of the date of this prospectus supplement, and all of which are subject to change, possibly with retroactive effect, or to different interpretations. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS, or, other than the opinion described in “—Classification of the Junior Subordinated Notes,” an opinion of counsel, with respect to the U.S. federal tax consequences of holding or disposing of the notes.

This discussion is limited to holders who purchase the notes in this offering for a price equal to the issue price of the notes (i.e., the first price at which a substantial amount of the notes is sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets (generally, property held for investment). This discussion does not address the tax considerations arising under the laws of any state, local, non-U.S. or other jurisdiction, or any income tax treaty, U.S. estate or gift tax laws or the Medicare tax on net investment income. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder’s investment or other circumstances, holders also holding any of our existing indebtedness that is redeemed with the proceeds of this offering, or to certain categories of holders that may be subject to special rules, such as dealers in securities or currencies, traders in securities that have elected the mark-to-market method of accounting for their securities, persons holding notes as part of a hedge, straddle, conversion or other “synthetic security” or other risk reduction transaction, U.S. expatriates, regulated investment companies, real estate investment trusts, persons subject to the alternative minimum tax, entities that are tax-exempt for U.S. federal income tax purposes, financial institutions, insurance companies, persons required to recognize any item of gross income for U.S. federal income tax purposes with respect to the notes no later than when such item is taken into account on an applicable financial statement, and partnerships and other pass-through entities and holders of interests therein.

If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner of such partnership generally will depend on the tax status of the partner and the tax treatment of the partnership. Partnerships holding notes and their partners should consult with their tax advisors as to the particular U.S. federal income tax consequences of the ownership and disposition of the notes.

Classification of the Junior Subordinated Notes

The determination of whether a security is classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the notes. In the opinion of Gibson, Dunn & Crutcher LLP, under current law and based on the facts contained in this prospectus supplement, the terms of the Subordinated Indenture and the notes, and certain assumptions and representations relied upon in rendering the opinion, the notes will be treated as indebtedness of Phillips 66 Company for U.S. federal income tax purposes (although there is no controlling authority directly on point). This opinion is not binding on the IRS or any court, and there can be no assurance that the IRS or a court will agree with this opinion. If the IRS were to successfully challenge the classification of the notes as indebtedness, interest payments on the notes would be treated for U.S. federal income tax purposes as dividends to the extent of Phillips 66 Company’s current or accumulated earnings and profits. In the case of non-U.S. holders, distributions treated as dividends would be subject to withholding of U.S. income tax, except to the extent otherwise provided by an applicable income tax treaty or exemption under the Code. We agree, and by acquiring an interest in a note each beneficial owner of a note will agree, to treat the notes as indebtedness for U.S. federal income tax purposes. You should consult your tax advisor regarding the tax consequences that will arise if the notes are not treated as indebtedness for U.S. federal income tax purposes. The remainder of this discussion assumes that the notes will be respected as indebtedness for U.S. federal income tax purposes.

Redemption

In certain circumstances described under “Description of the Notes—Redemption,” we may be obligated to make payments on the notes in excess of stated interest and principal. We intend to take the position that the notes are not contingent payment debt instruments for U.S. federal income tax purposes because the likelihood of these additional payments (or any other contingencies under the terms of the notes) occurring is remote, and, under applicable Treasury Regulations, remote contingencies do not result in the treatment of a debt instrument as a contingent payment debt instrument. If the IRS were to successfully challenge such position, such that the notes are treated as contingent payment debt instruments, the U.S. federal income tax consequences of owning and disposing of the notes may differ materially from those described below (including the accrual of ordinary interest income at a higher rate than the stated interest rate on the notes, and the treatment of gain on a taxable disposition of the notes as ordinary income rather than capital gain). Our determination is binding on you, unless you explicitly discloses a contrary treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the notes were acquired. You are urged to consult your tax advisor regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof. The remainder of this discussion assumes that the notes are not contingent payment debt instruments.

Tax Consequences to U.S. Holders

You are a “U.S. holder” for purposes of this discussion if you are a beneficial owner of a note and you are for U.S. federal income tax purposes:

•	an individual who is a U.S. citizen or U.S. resident alien;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Interest Income and Original Issue Discount

Consistent with the discussion of remote contingencies described in “—Redemption” above, under applicable Treasury Regulations, a “remote” contingency that stated interest will not be timely paid is ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood that we exercise our option to defer interest payments is remote. Based on the foregoing, we expect that the notes will not be considered to be issued with OID at the time of their original issuance. Accordingly, you should expect to include interest payments on the notes in gross income in accordance with your method of tax accounting.

In addition to the foregoing, we expect the notes to be treated for U.S. federal income tax purposes as VRDIs. Based on the Treasury Regulations applicable to variable rate debt instruments and the expected pricing terms of the notes, we do not expect the notes to be treated as issued with OID.

Under the applicable Treasury Regulations, if the option to defer any payment of interest were determined not to be remote, if we exercised such option, or if the pricing terms were to be set in a manner different from our expectations, the notes would be treated as issued with OID at the time of issuance or at the relevant later point in time, as the case may be. In such event, all or a portion of stated interest on the notes would thereafter be treated as OID, and you generally would be required to include the OID in gross income as it accrues, regardless of your method of tax accounting. The amount of OID includible in gross income is determined using a constant yield method, which may result in the inclusion of income prior to the receipt of cash payments.

Sale, Redemption, Exchange, Retirement or other Taxable Disposition of the Notes

You generally will recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note. This gain or loss will equal the difference between the proceeds you receive (excluding any proceeds attributable to accrued but unpaid interest, which will be recognized as ordinary interest income to the extent you have not previously included the accrued interest in gross income) and your adjusted tax basis in the note. Your proceeds will include the amount of any cash and the fair market value of any other property received for the note.

The gain or loss generally will be long-term capital gain or loss if you held the note for more than one year at the time of the sale, redemption, exchange, retirement or other taxable disposition. Long-term capital gains of individuals, estates and trusts currently are subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitation.

Assuming that we do not exercise our option to defer interest payments and the notes otherwise are not considered to have OID, your adjusted tax basis in the note generally will equal the amount you paid for the note, subject to certain adjustments. If we elect to defer interest payments or the notes otherwise are considered to have OID, your adjusted tax basis in the notes generally will be the initial purchase price, increased by the OID previously includible in your gross income up to the date of the such sale, redemption, exchange, retirement or other taxable disposition, and decreased by payments received on the notes since and including the date that the notes were deemed to be issued with OID.

If we were to exercise our option to defer payments of interest on the notes, the notes may trade at a price that does not fully reflect the accrued but unpaid interest. In the event of such a deferral, if you dispose of your notes between record dates for payments of interest, you will be required to include OID accrued to the date of such sale, redemption, exchange, retirement or other taxable disposition in taxable income and to add such amount to your adjusted tax basis in your notes. To the extent the selling price is less than your adjusted tax basis, you will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income, other than a capped de minimis amount, for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Information reporting will apply to payments of interest (and OID) on, and the proceeds of the sale, redemption, exchange, retirement or other taxable disposition of, notes held by you, and backup withholding will apply to such payments unless you provide us or another appropriate person with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” for purposes of this discussion if you are a beneficial owner of a note and you are an individual, corporation, estate or trust that is not a U.S. holder.

Interest on the Notes

Subject to the discussions below on backup withholding and Foreign Account Tax Compliance Act (“FATCA”) withholding, interest income on a note that you receive generally will not be subject to U.S. federal income or withholding tax due to the “portfolio interest exemption” if you are a non-U.S. holder, the interest is not effectively connected with your conduct of a trade or business in the United States and you:

•	do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our voting stock;

•	are not a bank whose receipt of interest on a note is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

•	are not a controlled foreign corporation that is related, directly or indirectly, to us through sufficient stock ownership; and

•

provide the U.S. person who would otherwise be required to withhold tax from the interest with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate substitute or successor form) and certify on such form under penalties of perjury that the beneficial owner of the note is not a United States person (as defined in the Code).

If the portfolio interest exemption is not available with respect to interest on a note, then such interest may be subject to such U.S. federal income and withholding tax at a rate of 30%. To claim an exemption from (or reduction in) withholding under the benefits of an applicable income tax treaty, you must provide a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.

Interest on a note that is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, interest that is attributable to a permanent establishment you maintain within the United States) is not subject to withholding if you provide a properly completed IRS Form W-8ECI. However, you generally will be subject to U.S. federal income tax on such interest on a net income basis at rates applicable to a United States person (as defined in the Code), and if you are a non-U.S. corporation you also may be subject to the 30% U.S. branch profits tax in respect of such interest, unless reduced or eliminated by an applicable treaty.

You should consult your tax advisor regarding any applicable income tax treaties that may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

References to interest in this subsection shall include OID, if any, triggered if the option to defer any payments of interest were determined not to be remote, if the Company exercised such option, or if the pricing terms were to be set in a manner different from our expectations.

Sale, Redemption, Exchange, Retirement or other Taxable Disposition of the Notes

Subject to the discussion below regarding backup withholding you generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, redemption, exchange, retirement or other taxable disposition of a note unless (i) the gain is effectively connected with your conduct of a trade or business in the United States (as described immediately below) (and, if required by an applicable income tax treaty, such interest is attributable to a permanent establishment maintained by you in the United States) or (ii) you are an individual who is present in the United States for 183 days or more in the taxable year in which the sale, redemption, exchange, retirement or other taxable disposition occurs and certain other conditions are met, in which case you generally will be subject to U.S. federal income tax on such gain at a flat rate of 30% (unless a lower applicable income tax treaty rate applies).

If you are engaged in a trade or business in the United States and gain on a note is effectively connected with the conduct of such trade or business (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by you within the United States), you generally will be subject to U.S. federal income tax at regular graduated income tax rates in the same manner as if you were a United States person (as defined in the Code), subject to any modification provided under an applicable income tax treaty. If you are a non-U.S. corporation for U.S. federal income tax purposes, such gain also may be subject to a U.S. branch profits tax at the rate of 30%, or lower applicable treaty rate, of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

Proceeds from the disposition of a note that are attributable to accrued but unpaid interest (including OID, if any) generally will be subject to, or exempt from, tax to the same extent as described above with respect to interest paid on a note.

You are urged to consult your tax advisor regarding the U.S. tax consequences to you of a sale, redemption, exchange, retirement or other taxable or other disposition of notes.

Information Reporting and Backup Withholding

The amount of any interest (and OID) paid to you and the amount of tax, if any, withheld with respect to such interest must be reported annually to the IRS and to you. In addition, you generally will be required to comply with certain certification procedures in order to establish that you are not a U.S. person in order to avoid backup withholding with respect to payments of principal and interest (and OID) on or the proceeds of a disposition of the notes. Copies of the information returns reporting such interest payments and the amount of any tax withheld may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability, if any, provided the required information is timely provided to the IRS. You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

Foreign Account Tax Compliance Act

Under FATCA, withholding at a rate of 30% generally will be required in certain circumstances on interest (including OID, if any) payments in respect of the notes made to or through certain foreign financial entities (including investment funds) that do not qualify for an exemption from these rules, unless the entities either (i) enter into, and comply with, an agreement with the IRS to undertake certain diligence and to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons (as defined in the Code) and by certain non-U.S. entities that are wholly or partially owned by U.S. persons (as defined in the Code) and to withhold 30% on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, undertakes such diligence and reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, payments of interest in respect of notes held by or through a non-financial foreign entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS, as required. We will not pay any additional amounts to holders of notes in respect of any such amounts withheld. You should consult your tax advisor regarding the possible implications of these rules on their investment in the notes.

This summary of material U.S. federal income tax considerations is intended for general information only and is not to be construed as tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws (including estate and gift tax laws) to your particular situation as well as any tax consequences under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

UNDERWRITING (CONFLICTS OF INTEREST)

We and the underwriters for the offering named below, for whom Mizuho Securities USA LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. are acting as representatives, have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table at the public offering prices, less the underwriting discounts, set forth on the cover page of this prospectus supplement.

Underwriter	Principal Amount of Series A Junior Subordinated Notes	Principal Amount of Series B Junior Subordinated Notes
Mizuho Securities USA LLC	$110,000,000	$110,000,000
MUFG Securities Americas Inc.	110,000,000	110,000,000
PNC Capital Markets LLC	110,000,000	110,000,000
RBC Capital Markets, LLC	110,000,000	110,000,000
Scotia Capital (USA) Inc.	110,000,000	110,000,000
SMBC Nikko Securities America, Inc.	110,000,000	110,000,000
Barclays Capital Inc.	40,000,000	40,000,000
BofA Securities, Inc.	40,000,000	40,000,000
Goldman Sachs & Co. LLC	40,000,000	40,000,000
J.P. Morgan Securities LLC	40,000,000	40,000,000
TD Securities (USA) LLC	40,000,000	40,000,000
Truist Securities, Inc.	40,000,000	40,000,000
Academy Securities, Inc.	10,000,000	10,000,000
CIBC World Markets Corp.	10,000,000	10,000,000
Commerz Markets LLC	10,000,000	10,000,000
Credit Agricole Securities (USA) Inc.	10,000,000	10,000,000
HSBC Securities (USA) Inc.	10,000,000	10,000,000
ICBC Standard Bank Plc	10,000,000	10,000,000
Loop Capital Markets LLC	10,000,000	10,000,000
Standard Chartered Bank	10,000,000	10,000,000
UniCredit Capital Markets LLC	10,000,000	10,000,000
U.S. Bancorp Investments, Inc.	10,000,000	10,000,000

Total	$1,000,000,000	$1,000,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

The following table shows the underwriting discount to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the applicable series of notes).

Paid by us
Per Series A Junior Subordinated Notes	1.000%
Per Series B Junior Subordinated Notes	1.000%

Total	$20,000,000

The underwriters propose to offer the notes directly to the public at the applicable public offering price set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at that public offering price less a concession not in excess of:

•	0.600% of the principal amount in the case of the Series A Junior Subordinated Notes; and

•	0.600% of the principal amount in the case of the Series B Junior Subordinated Notes.

The underwriters may allow, and such dealers may reallow, a concession to certain other dealers not in excess of:

•	0.400% of the principal amount in the case of the Series A Junior Subordinated Notes; and

•	0.400% of the principal amount in the case of the Series B Junior Subordinated Notes.

After the initial offering of the notes to the public, the representatives may change the public offering prices and concessions. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Each series of the notes is a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in each series of the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the prices of the notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $4.5 million.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Certain underwriters and their affiliates have from time to time provided, and in the future may provide, certain investment banking and financial advisory services to us and our affiliates, for which they have received, and in the future would receive, customary fees. For example, certain of the underwriters and/or their affiliates are acting as lenders and/or agents under Phillips 66 Company’s $5 billion revolving credit facility entered into on February 28, 2024 and Phillips 66 Company’s $1.5 billion delayed draw term loan facility entered into on March 27, 2023. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the Subordinated Indenture.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Notes constituting part of its allotment solely outside the United States.

We intend to use the net proceeds of this offering for general corporate purposes, including to repay or refinance certain indebtedness, which may include the repayment of all or a portion of Phillips 66’s outstanding commercial paper borrowings. See “—Conflicts of Interest.”

A member of the Board of Directors of Phillips 66 and of its Audit and Finance, Nominating and Governance, Public Policy and Sustainability and Executive Committees is on the board of directors of Bank of America Corporation, an affiliate of one of the underwriters.

Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

Extended Settlement

We expect to deliver the notes against payment for the notes on or about September 18, 2025, the second business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the first business day before the delivery of the notes will be required to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the notes who wish to trade notes prior to the first business day before the delivery of the notes should consult their own advisors.

Conflicts of Interest

Certain of the underwriters and/or their respective affiliates hold a portion of Phillips 66’s outstanding commercial paper. Accordingly, to the extent we use a portion of the net proceeds to repay all or a portion of Phillips 66’s outstanding commercial paper borrowings, such underwriters and/or their respective affiliates may receive at least 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a “conflict of interest” within the meaning of FINRA Rule 5121. FINRA Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to FINRA Rule 5121(a)(1)(C), the appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the notes offered hereby are “investment grade rated” (as defined in FINRA Rule 5121).

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes,

(a)	a retail investor means a person who is one (or more) of:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)	a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive (EU), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

In the UK, this prospectus supplement and the accompanying prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of its contents.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the bonds. The bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the

Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the bonds constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the bonds may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re- offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and where applicable Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA, except:

(i)

to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

(ii)

(in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(c) of the SFA or (in the case of a trust) where the transfer arises from an offer referred to in Section 276(4)(c) of the SFA;

(iii)	where no consideration is or will be given for the transfer;

(iv)	where the transfer is by operation of law;

(v)	as specified in Section 276(7) of the SFA; or

(vi)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

No placement document, offering memorandum, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus supplement and the accompanying prospectus contain general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus are appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Dubai

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement or the accompanying prospectus. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale.

Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in the Republic of Italy

The offering of the notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no notes may be offered, sold or delivered, directly or indirectly, nor copies of this prospectus supplement, the accompanying prospectus, any pricing supplement or any other documents relating to the notes may be distributed in Italy, either on the primary or the secondary market, except:

(a)

to “qualified investors” (investitori qualificati) as defined in Article 26, paragraph 1, letter d) of CONSOB Regulation No. 16190 of 29 October 2007, as amended (“Regulation No. 16190”) pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Decree No. 58”) and Article 34-ter, paragraph 1, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended (“Regulation No. 11971”); or

(b)	in any other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Decree No. 58 and its implementing CONSOB regulations, including Regulation No. 11971.

Any offer, sale or delivery of the notes or distribution of copies of this prospectus supplement, the accompanying prospectus, any pricing supplement or any other documents relating to the notes in Italy must be, in any event, conducted:

(a)

either by a bank, investment firm or a financial intermediary permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Law”), Decree No. 58, Regulation No. 16190, and any other applicable laws and regulations;

(b)

in compliance with Article 129 of the Banking Law, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in Italy; and

(c)

in compliance with any Italian securities, tax, exchange control and any other applicable laws, including any requirements or limitations which may be imposed, from time to time, by CONSOB, the Bank of Italy or any other Italian competent authority.

Any investor purchasing the notes is solely responsible for ensuring that any offer or resale of the notes by such investor occurs in compliance with applicable laws and regulations.

Notice to Prospective Investors in Korea

The securities have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the securities have been and will be offered in Korea as a private placement under the FSCMA. None of the securities may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the FETL. The securities have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the securities shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the securities. By the purchase of the securities, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the securities pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Taiwan

The notes may be made available for purchase from outside Taiwan by investors residing in Taiwan either directly or through a duly licensed Taiwan intermediary, but may not be offered or sold in Taiwan. Any subscriptions of notes shall only become effective upon acceptance by the relevant Issuer or the relevant Agent outside Taiwan and shall be deemed a contract entered into in the jurisdiction of incorporation of the relevant Issuer or Agent, as the case may be.

Notice to Prospective Investors in the United Arab Emirates

The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in the Abu Dhabi Global Market

This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. This document relates to an “Exempt Offer” within the meaning of section 61(3)(a) of the FSMR and Rule 4.3.1 of the Market Rules of the Financial Services Regulatory Authority or otherwise in circumstances which do not require the publication of an “Approved Prospectus” (as defined in section 61(2) of the FSMR).

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP, Houston, Texas, our outside counsel, will advise on certain legal matters in connection with the offering of the notes for us. Cravath, Swaine & Moore LLP, New York, New York, will advise on certain legal matters in connection with the offering for the underwriters.

EXPERTS

The consolidated financial statements of Phillips 66 appearing in Phillips 66’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Phillips 66’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference which, as to the consolidated financial statements as of December 31, 2023, and for the years ended December 31, 2023 and 2022, are based in part on the report of Deloitte & Touche LLP, independent registered public accounting firm for DCP Midstream, LP (a consolidated subsidiary of Phillips 66). The consolidated financial statements of DCP Midstream, LP (consolidated with the financial statements of Phillips 66 beginning on August 17, 2022, but not presented separately within the 2024 Annual Report) as of December 31, 2023, and for each of the two years in the period ended December 31, 2023 have been audited by Deloitte & Touche LLP, as stated in their report thereon, included therein, which is incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the respective reports of such firms pertaining to such financial statements as of the respective dates and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given upon their authority as experts in accounting and auditing.

PROSPECTUS

Phillips 66		Phillips 66 Company
Senior Debt Securities guaranteed by Phillips 66 Company Subordinated Debt Securities	Common Stock Preferred Stock Warrants Depositary Shares Stock Purchase Contracts Stock Purchase Units	Senior Debt Securities guaranteed by Phillips 66 Subordinated Debt Securities guaranteed by Phillips 66

We will provide specific terms of any offering in one or more supplements to this prospectus. The securities may be offered separately or together in any combination and as a separate series. You should read this prospectus and any prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “PSX.”

If any offering involves underwriters, dealer or agents, arrangements with them will be described in the prospectus supplement that relates to that offering.

Investing in our securities involves risks that are referenced in the “Risk Factors” section on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 28, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

Except as otherwise indicated, references in this prospectus to “PSX,” the “Company,” “we,” “us” and “our” refer to Phillips 66 and its consolidated subsidiaries.

ABOUT PHILLIPS 66

Phillips 66, headquartered in Houston, Texas, was incorporated in Delaware in 2011. Phillips 66 is uniquely positioned as a leading integrated downstream energy provider operating with Midstream, Chemicals, Refining, Marketing and Specialties, and Renewable Fuels segments. Phillips 66’s principal executive offices are located at 2331 CityWest Blvd., Houston, Texas 77042, and its telephone number at that location is (832) 765-3010. The Company’s internet website is www.phillips66.com.

ABOUT PHILLIPS 66 COMPANY

Phillips 66 Company, a Delaware corporation, is a direct, wholly-owned operating subsidiary of Phillips 66. Its principal executive offices are located at 2331 CityWest Blvd., Houston, Texas 77042, and its telephone number at that location is (832) 765-3010. We may refer to Phillips 66 Company in this prospectus as “P66Co.”

WHERE YOU CAN FIND MORE INFORMATION

Phillips 66 files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.phillips66.com. The information on the SEC’s website and our website is not a part of, and is not incorporated by reference into, this prospectus. P66Co does not file separate reports, proxy statements or other information with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings Phillips 66 makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering. The information we incorporate by reference is an important part of this prospectus, and information that we file with the SEC later will automatically update and supersede the information we filed earlier. The documents we incorporate by reference are:

•

Our Annual Report on Form 10-K for the period ended December 31, 2024 (the “2024 Annual Report”), filed with the SEC on February 21, 2025, including the information specifically incorporated by reference into the 2024 Annual Report from our definitive proxy statement for the 2025 Annual Meeting of Shareholders;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on April 25, 2025;

•	Our Quarterly Report on Form 10-Q for the period ended June 30, 2025, filed with the SEC on July 28, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on January 7, 2025, February 18, 2025, February 19, 2025, April 1, 2025, May 15, 2025, May 21, 2025, and May 28, 2025; and

•

The description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 10, filed with the SEC pursuant to Section 12 of the Exchange Act on April  5, 2012, and any amendments or reports filed for the purpose of updating such description, including the description of our securities registered pursuant to Section  12 of the Exchange Act, filed as Exhibit 4.1 to our Annual Report on Form 10-K for the period ended December 31, 2019.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference into this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any document incorporated by reference into this prospectus, other than exhibits to any such document not specifically described above, upon oral request or written request or by making a request on our website at www.phillips66.com:

Phillips 66

Investor Relations Department

2331 CityWest Blvd.

Houston, Texas 77042

Telephone: (832) 765-3010

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

FORWARD-LOOKING INFORMATION

This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Exchange Act. You can normally identify our forward-looking statements by the words “anticipate,” “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “priorities” and similar expressions that convey the prospective nature of events or outcomes, but the absence of such words does not mean a statement is not forward-looking.

We based these forward-looking statements on our current expectations, estimates and projections about ourselves and the industries in which we operate in general. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, as they are not guarantees of future performance and involve assumptions that, while made in good faith, may prove to be incorrect, and involve risks and uncertainties we cannot predict. In addition, we based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecasted in any forward-looking statement. Factors that could cause actual results to differ materially from those in our forward-looking statements include:

•

Fluctuations in market conditions and demand impacting the prices of natural gas liquids (“NGL”), crude oil, refined petroleum products, renewable fuels, renewable feedstocks and natural gas prices and changes in refined product, marketing and petrochemical margins.

•	Changes in governmental policies relating to NGL, crude oil, natural gas, refined petroleum or renewable fuels products pricing, regulation or taxation, including exports.

•

Capacity constraints in, or other limitations on, the pipelines, storage and fractionation facilities to which we deliver natural gas or NGL and the availability of alternative markets and arrangements for our natural gas and NGL.

•	Actions taken by the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC oil producing countries impacting crude oil production and correspondingly, commodity prices.

•	Unexpected changes in costs or technical requirements for constructing, modifying or operating our facilities or transporting our products.

•	Unexpected technological or commercial difficulties in manufacturing, refining or transporting our products, including chemical products.

•	Changes in the cost or availability of adequate and reliable transportation for our NGL, crude oil, natural gas and refined petroleum and renewable fuels products.

•	The level and success of producers’ drilling plans and the amount and quality of production volumes around our midstream assets.

•	Our ability to timely obtain or maintain permits, including those necessary for capital projects.

•	Our ability to comply with government regulations or make capital expenditures required to maintain compliance.

•	Our ability to realize sustained savings and cost reductions from the Company’s business transformation initiatives.

•

Changes to government policies relating to renewable fuels, climate change and greenhouse gas (“GHG”) emissions that adversely affect programs like the renewable fuel standards program, low carbon fuel standards and tax credits for biofuels.

•

Domestic and international economic and political developments including armed hostilities, such as the war in Eastern Europe, instability in the financial services and banking sector, excess inflation, expropriation of assets and changes in fiscal policy, including interest rates.

•

The impact on commercial activity and demand for our products from any widespread public health crisis, as well as the extent and duration of recovery of economies and demand for our products following any such crisis.

•	Failure to complete definitive agreements and feasibility studies for, and to complete construction of, announced and future capital projects on time and within budget.

•

Our ability to successfully complete, or any material delay in the completion of, any asset dispositions, acquisitions, shutdowns or conversions that we may pursue, including the receipt of any necessary regulatory approvals or permits related to such action.

•	Potential disruption or interruption of our operations or those of our joint ventures due to litigation or governmental or regulatory action.

•	Damage to our facilities due to accidents, weather and climate events, civil unrest, insurrections, political events, terrorism or cyberattacks.

•	Our sustainability goals, including reducing our GHG emissions intensity, developing and protecting new technologies, and commercializing lower-carbon opportunities.

•	Failure of new products and services to achieve market acceptance.

•	International monetary conditions and exchange controls.

•

Substantial investments required, or reduced demand for products, as a result of existing or future environmental rules and regulations, including GHG emissions reductions and reduced consumer demand for refined petroleum products.

•	Liability resulting from pending or future litigation or other legal proceedings.

•	Liability for remedial actions, including removal and reclamation obligations under environmental regulations.

•	Changes in tax, environmental and other laws and regulations (including alternative energy mandates) applicable to our business.

•	Economic, political and regulatory conditions domestically and internationally, including imposition of tariffs or other tax incentives or disincentives.

•	Political and societal concerns about climate change that could result in changes to our business or operations or increase expenditures, including litigation-related expenses.

•

Changes in estimates or projections used to assess fair value of intangible assets, goodwill and properties, plants and equipment and/or strategic decisions or other developments with respect to our asset portfolio that cause impairment charges.

•	Limited access to capital or significantly higher cost of capital related to changes to our credit profile or illiquidity or uncertainty in the domestic or international financial markets.

•	The creditworthiness of our customers and the counterparties to our transactions, including the impact of bankruptcies.

•	Cybersecurity incidents or other disruptions that compromise our information and expose us to liability.

•	The operation, financing and distribution decisions of our joint ventures that we do not control.

•	The potential impact of activist shareholder actions or tactics.

•	The factors generally described in Item 1A.—Risk Factors in our most recent Annual Report on Form 10-K.

RISK FACTORS

You should carefully consider any specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, under the caption “Risk Factors” included in our 2024 Annual Report, and under the caption “Risk Factors” in any of our subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q and other SEC filings incorporated by reference in this prospectus, before making an investment decision. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities of Phillips 66 covered by this prospectus will be Phillips 66’s general unsecured obligations. Phillips 66 will issue senior debt securities fully and unconditionally guaranteed by P66Co on a senior unsecured basis. The senior debt securities of Phillips 66 will be issued under an indenture, dated as of April 9, 2020, among Phillips 66, as issuer, P66Co, as guarantor, and U.S. Bank Trust Company, National Association, as trustee. We refer to this indenture as the “Phillips 66 senior indenture.” Phillips 66 will issue subordinated debt securities under an indenture to be entered into between Phillips 66, as issuer, and U.S. Bank Trust Company, National Association, as trustee. We refer to this indenture as the “Phillips 66 subordinated indenture.”

The debt securities of P66Co covered by this prospectus will be P66Co’s general unsecured obligations. P66Co will issue senior debt securities fully and unconditionally guaranteed by Phillips 66 on a senior unsecured basis. The senior debt securities of P66Co will be issued under an indenture, dated as of May 5, 2022, among P66Co, as issuer, Phillips 66, as guarantor, and U.S. Bank Trust Company, National Association, as trustee. We refer to this indenture as the “P66Co senior indenture.” P66Co will issue subordinated debt securities fully and unconditionally guaranteed by Phillips 66 on a subordinated unsecured basis. The subordinated debt securities of P66Co will be issued under an indenture to be entered into among P66Co, as issuer, Phillips 66, as guarantor, and U.S. Bank Trust Company, National Association, as trustee. We refer to this indenture as the “P66Co subordinated indenture.”

We refer to the Phillips 66 senior indenture and the P66Co senior indenture as the “senior indentures” and to the debt securities issued thereunder as the “senior debt securities.” We refer to the Phillips 66 subordinated indenture and the P66Co subordinated indenture as the “subordinated indentures” and to the debt securities issued thereunder as the “subordinated debt securities.” We refer to the senior indentures and the subordinated indentures collectively as the “indentures.” The Phillips 66 senior indenture and the P66Co senior indenture are substantially identical, except for the identity of the issuer and guarantor. The Phillips 66 subordinated indenture and the P66Co subordinated indenture are also substantially identical, except for the identity of the issuer and guarantor. The Phillips 66 senior indenture and the Phillips 66 subordinated indenture will be substantially identical, except for provisions relating to subordination and covenants. The P66Co senior indenture and the P66Co subordinated indenture will be substantially identical, except for provisions relating to subordination and covenants.

We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have filed the senior indentures and the form of the subordinated indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you.

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to Phillips 66 mean Phillips 66 only and all references to P66Co mean Phillips 66 Company only.

Provisions Applicable to Each Indenture

General. Neither the Phillips 66 senior indenture nor the Phillips 66 subordinated indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that Phillips 66 may issue. Phillips 66 may issue debt securities under the Phillips 66 senior indenture and the Phillips 66 subordinated indenture from time to time in one or more series, each in an amount authorized prior to issuance.

Neither the P66Co senior indenture nor the P66Co subordinated indenture limit the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that P66Co may issue. P66Co may issue debt securities under the P66Co senior indenture and the P66Co subordinated indenture from time to time in one or more series, each in an amount authorized prior to issuance.

Phillips 66 conducts substantially all of its operations through subsidiaries, and those subsidiaries generate substantially all of Phillips 66’s operating income and cash flow. As a result, distributions or advances from those subsidiaries are the principal source of funds necessary to meet the debt service obligations of Phillips 66. Contractual provisions or laws, as well as the subsidiaries’ financial condition and operating requirements, may limit the ability of Phillips 66 to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under the debt securities. Although P66Co owns certain operating assets directly, it conducts a substantial portion of its operations through subsidiaries. Accordingly, contractual provisions or laws, as well as its subsidiaries’ financial condition and operating requirements, may limit the ability of P66Co to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under the debt securities. The subsidiaries of Phillips 66 and P66Co are legally distinct and have no obligations to pay amounts due on the indebtedness of Phillips 66 or P66Co, or to make funds available for such payment. In addition, subsidiaries of Phillips 66 and P66Co will be permitted under the terms of the indentures to incur additional indebtedness that may restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to Phillips 66 and P66Co. The agreements governing future indebtedness of our subsidiaries may not permit our subsidiaries to provide Phillips 66 or P66Co, as applicable, with sufficient dividends, distributions or loans to fund payments on the debt securities when due.

Other than the restrictions contained in the senior indentures on liens and sale/leaseback transactions described below under “—Provisions Applicable Solely to Senior Debt Securities—Restrictive Covenants,” the indentures do not contain any covenants or other provisions designed to protect holders of the debt securities in the event Phillips 66 or P66Co participates in a highly leveraged transaction or upon a change of control. The indentures do not contain provisions that give holders the right to require Phillips 66 or P66Co to repurchase their securities in the event of a decline in Phillips 66’s or P66Co’s credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms. The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether Phillips 66 or P66 Co will issue the debt securities;

•	whether the debt securities will be senior or subordinated debt securities;

•	the price at which Phillips 66 or P66Co will issue the debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, or the method of determination thereof, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	any right to extend or defer the interest payment periods and the duration of the extension;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any provisions that would require the redemption, purchase or repayment of debt securities;

•	the denominations in which the debt securities will be issued;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities of Phillips 66, P66Co, or any other entity;

•	with respect to the subordinated indentures, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

Phillips 66 and P66Co may sell the debt securities at a discount, which may be substantially below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If Phillips 66 or P66Co sells these debt securities, it will describe in the applicable prospectus supplement any material United States federal income tax consequences and other special considerations.

If Phillips 66 or P66Co sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, it will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Consolidation, Merger and Sale of Assets. The indentures generally permit a consolidation or merger involving Phillips 66 or, with respect to the senior indentures and the P66Co subordinated indenture, P66Co. They also permit Phillips 66 or, with respect to the senior indentures and the P66Co subordinated indenture, P66Co, as applicable, to lease, transfer or dispose of all or substantially all of its assets. Each of Phillips 66 and, with respect to the senior indentures and the P66Co subordinated indenture, P66Co has agreed, however, that it will not consolidate with or merge into any entity (other than, with respect to the senior indentures and the P66Co subordinated indenture, Phillips 66 or P66Co, as applicable) or lease, transfer or dispose of all or substantially all of its assets to any entity (other than, with respect to the senior indentures and the P66Co subordinated indenture, Phillips 66 or P66Co, as applicable) unless:

•	it is the continuing corporation; or

•

if it is not the continuing corporation, the resulting entity or transferee is organized and existing under the laws of any United States jurisdiction and assumes the performance of its covenants and obligations under the indentures and the due and punctual payments on the debt securities or the performance of the related guarantees, as applicable;

•	in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction; and

•

Phillips 66 or, with respect to the senior indentures and the P66Co subordinated indenture, P66Co, as the case may be, delivers an officers’ certificate and opinion of counsel to the trustee stating that such consolidation, merger or sale of assets and any supplemental indentures comply with such indenture and all conditions precedent set forth in such indenture have been complied with and such supplemental indenture (if any) is the legal, valid and binding obligation of Phillips 66 and, with respect to the senior indentures and the P66Co subordinated indenture, P66Co.

Upon any such consolidation, merger or asset lease, transfer or disposition involving Phillips 66 or, with respect to the senior indentures and the P66Co subordinated indenture, P66Co, the resulting entity or transferee will be substituted for Phillips 66 or, with respect to the senior indentures and the P66Co subordinated indenture, P66Co, as applicable, under the applicable indenture and debt securities. In the case of an asset transfer or disposition other than a lease, Phillips 66 or, with respect to the senior indentures and the P66Co subordinated indenture, P66Co, as applicable, will be released from the applicable indenture.

Events of Default. Unless Phillips 66 or P66Co informs you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest on that series of debt securities for 30 days when due;

•	failure to pay principal of or any premium on that series of debt securities when due;

•	failure to pay any sinking fund payment for 30 days when due;

•

failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of Phillips 66 and, with respect to the senior debt securities and the P66Co subordinated debt securities, P66Co; and

•	any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee in good faith considers it in the interest of the holders of the debt securities to do so.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; and

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

The senior indentures require Phillips 66 and P66Co, and the subordinated indentures will require Phillips 66 and, with respect to the P66Co subordinated indenture, P66Co, to file each year with the trustee a written statement as to their compliance with the covenants contained in the applicable indenture.

Modification and Waiver. Each indenture may be amended or supplemented with respect to the debt securities of any series if the holders of a majority in principal amount of the outstanding debt securities of a series issued under that indenture that are affected by the amendment or supplement consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•

make any change in the percentage of principal amount of debt securities of any series necessary to waive compliance with certain provisions of the indenture applicable to such series or to make any change in the provision related to modification;

•	with respect to the subordinated indentures, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

•	waive a continuing default or event of default regarding any payment on the debt securities.

Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to provide for the assumption of the obligations under the indenture of Phillips 66 or, with respect to the senior indentures and the P66Co subordinated indenture, P66Co by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for the issuance of bearer debt securities (with or without coupons);

•	to provide any security for, any guarantees of or any additional obligors on any series of debt securities or, with respect to the senior indentures, the related guarantees;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

to add covenants that would benefit the holders of any debt securities or to surrender any rights Phillips 66 or, with respect to the senior indentures and the P66Co subordinated indenture, P66Co has under the indenture;

•	to add events of default with respect to any debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;

•	to establish the form or terms of debt securities of any series;

•

to supplement any of the provisions of an indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided, however, that any such action shall not adversely affect the interest of the holders of debt securities of such series or any other series of debt securities in any material respect; and

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of an indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Discharge. Phillips 66 and, with respect to the senior indentures and the P66Co subordinated indenture, P66Co may be discharged from their obligations under an indenture with respect to one or more series of notes issued under that indenture when:

•

all outstanding notes of such series theretofore authenticated and issued (other than destroyed, lost or stolen debt securities that have been replaced or paid) have been delivered to the trustee for cancellation; or

•

all outstanding debt securities of such series not theretofore delivered to the trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of Phillips 66, and, in the case of clause (i), (ii) or (iii) above, Phillips 66 or, with respect to the senior indentures and the P66Co subordinated indenture, P66Co has irrevocably deposited or caused to be deposited with the trustee as funds (immediately available to the holders in the case of clause (i)) in trust for such purpose (x) cash in an amount, or (y) government obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash in an amount or (z) a combination thereof, which will be sufficient without consideration of any reinvestment of interest, in the opinion (in the case of clauses (y) and (z)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the entire indebtedness on the debt securities of such series for principal and interest to the date of such deposit (in the case of debt securities that have become due and payable) or for principal, premium, if any, and interest to the stated maturity or redemption date, as the case may be.

Phillips 66 or P66Co, as applicable, will be required to deliver to the trustee under the applicable indenture an officer’s certificate stating that all conditions precedent to satisfaction and discharge of that indenture with respect to the debt securities of such series have been complied with, together with an opinion of counsel to the same effect.

Defeasance. When we use the term defeasance, we mean discharge from some or all of the obligations of Phillips 66 and, with respect to the senior indentures and the P66Co subordinated indenture, P66Co under the indentures. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at the option of Phillips 66 or, with respect to the P66Co senior indenture or the P66Co subordinated indenture, P66Co, either of the following will occur:

•

Phillips 66 and, with respect to the senior indentures and the P66Co subordinated indenture, P66Co will be discharged from its or their obligations with respect to the debt securities of that series and, if applicable, the related guarantees (“legal defeasance”); or

•

Phillips 66 and, with respect to the senior indentures and the P66Co subordinated indenture, P66Co will no longer have any obligation to comply with the restrictive covenants, the merger covenant and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of Phillips 66 or P66Co, as applicable, to pay principal, premium and interest on the debt securities and, if applicable, P66Co’s or Phillips 66’s guarantees of the payments will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Reports. If Phillips 66 or, with respect to the senior indentures and the P66Co subordinated indenture, P66Co is subject to the requirements of Section 13 or 15(d) of the Exchange Act, Phillips 66 or P66Co, as the case may be, shall file with the trustee, within 15 days after it files the same with the SEC, copies of the annual and quarterly reports and the information, documents and other reports (or such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that Phillips 66 or, with respect to the senior indentures and the P66Co subordinated indenture, P66Co is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that such delivery obligation under the indentures shall be deemed satisfied if all such items are made available to the Trustee on Phillips 66’s website or the website of the SEC using the EDGAR filing system (or any successor filing system) and such reports are publicly available. If an indenture is qualified under the Trust Indenture Act, but not otherwise, Phillips 66 and, with respect to the senior indentures and the P66Co subordinated indenture, P66Co shall also comply with the provisions of the Trust Indenture Act Section 314(a). Delivery of such reports, information and documents to the trustee shall be for informational purposes only, and the trustee’s receipt thereof will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the compliance of Phillips 66 or

P66Co with any of its covenants under the applicable indenture (as to which the trustee is entitled to rely exclusively on an officers’ certificate). The trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, Phillips 66’s or, with respect to the senior indentures and the P66Co subordinated indenture, P66Co’s compliance with the covenants in the indenture with respect to the filing of such reports and such information, documents and other reports with the SEC or the making publicly available of such reports and such information, documents and other reports on Phillips 66’s website or the website of the SEC.

If neither Phillips 66 nor P66Co is subject to the requirements of Section 13 or 15(d) of the Exchange Act, we will furnish to all holders of the notes and prospective purchasers of debt securities designated by the holders of the debt securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act.

Governing Law. New York law will govern the indentures and the debt securities.

Trustee. U.S. Bank Trust Company, National Association is the trustee under the senior indentures and will be the trustee under the subordinated indentures. U.S. Bank Trust Company, National Association serves as trustee relating to a number of series of debt securities of Phillips 66 and its subsidiaries as of July 28, 2025. Affiliates of U.S. Bank Trust Company, National Association may perform certain commercial banking services for us for which they may receive customary fees.

If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

Each indenture contains limitations on the right of the trustee, if it becomes a creditor of Phillips 66 or, if applicable, P66Co, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Phillips 66 and, if applicable, P66Co. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Form, Exchange, Registration and Transfer. The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by Phillips 66 or P66Co, as applicable. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents Phillips 66 or, if applicable, P66Co initially designates, Phillips 66 or, if applicable, P66Co may at any time rescind that designation or approve a change in the location through which any transfer agent acts. Phillips 66 and P66Co are required to maintain an office or agency for transfers and exchanges in each place of payment. Phillips 66 and P66Co may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, Phillips 66 or, if applicable, P66Co will not be required to register the transfer or exchange of:

•

any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents. Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At the option of Phillips 66 or, with respect to the debt securities of P66Co, P66Co, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture.

Phillips 66 or P66Co, as applicable, may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York, or Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to Senior Debt Securities

Ranking. The Phillips 66 senior debt securities will constitute senior debt of Phillips 66 and will rank equally with all of its unsecured and unsubordinated debt from time to time outstanding. The P66Co senior debt securities will constitute senior debt of P66Co and will rank equally with all of its unsecured and unsubordinated debt from time to time outstanding.

Guarantee. Pursuant to the Phillips 66 senior indenture, P66Co will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of and any premium and interest on the senior debt securities issued by Phillips 66 when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees provide that in the event of a default in the payment of principal of or any premium or interest on a Phillips 66 senior debt security, the holder of that debt security may institute legal proceedings directly against P66Co to enforce the guarantees without first proceeding against Phillips 66. The guarantees will rank equally with all of P66Co’s other unsecured and unsubordinated debt from time to time outstanding.

Pursuant to the P66Co senior indenture, Phillips 66 will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of and any premium and interest on the senior debt securities issued by P66Co when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees provide that in the event of a default in the payment of principal of or any premium or interest on a P66Co senior debt security, the holder of that debt security may institute legal proceedings directly against Phillips 66 to enforce the guarantees without first proceeding against P66Co. The guarantees will rank equally with all of Phillips 66’s other unsecured and unsubordinated debt from time to time outstanding.

Restrictive Covenants. Phillips 66 has agreed to two principal restrictions on its activities for the benefit of holders of the Phillips 66 senior debt securities and P66Co senior debt securities. The restrictive covenants summarized below will apply to a series of senior debt securities (unless waived or amended) as long as any of those debt securities are outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description capitalized terms that we have defined below under “—Glossary.”

Limitation on Liens

Phillips 66 has agreed that it and its Principal Domestic Subsidiaries will issue, assume or guarantee Debt for borrowed money secured by a lien upon a Principal Property or shares of stock or Debt of any Principal Domestic Subsidiary only if the outstanding senior debt securities are secured equally and ratably with or prior to the Debt secured by that lien. If the senior debt securities are so secured, Phillips 66 has the option to secure any of its and its Subsidiaries’ other Debt or obligations equally and ratably with or prior to the Debt secured by the lien and equally and ratably with the senior debt securities. This covenant has exceptions that permit:

(a) with respect to the Phillips 66 senior indenture, liens existing on the date Phillips 66 first issued a series of debt securities under such indenture and, with respect to the P66Co senior indenture, liens existing on the date P66Co first issued a series of debt securities under such indenture;

(b) liens on the property, assets, stock, equity or Debt of any entity existing at the time Phillips 66 or a Subsidiary acquires that entity or its property or at the time the entity becomes a Subsidiary or a Principal Domestic Subsidiary or at the time such entity is merged into or consolidated with Phillips 66 or any Subsidiary or at the time of a sale, lease or other disposition of the properties of an entity (or a division thereof) as an entirety or substantially as an entirety to Phillips 66 or a Subsidiary;

(c) liens on assets either:

•	existing at the time of acquisition of the assets,

•	securing all or any portion of the cost of acquiring, constructing, improving, developing or expanding such assets, or

•

securing Debt incurred prior to, at the time of, or within 24 months after, the later of the acquisition, the completion of construction, improvement, development or expansion or the commencement of commercial operation of such assets, for the purpose (in the case of this bullet point) of either financing all or any part of the purchase price of such assets or financing all or any part of the cost of construction, improvement, development or expansion of any such assets;

(d) liens in favor of Phillips 66 or any Subsidiary;

(e) liens securing industrial development, pollution control or other revenue bonds issued or guaranteed by the United States of America, or any State, or any department, agency, instrumentality or political subdivision of either;

(f) liens on personal property, other than shares of stock or Debt of any Principal Domestic Subsidiary, securing loans maturing not more than one year from the date of the creation thereof;

(g) statutory liens or landlords’, carriers’, warehousemans’, mechanics’, suppliers’, materialmen’s, repairmen’s or other like liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings; and

(h) any extensions, substitutions, replacements or renewals of the above-described liens or any Debt secured by these liens provided that:

•	such new lien shall be limited to all or part of the same property that secured the original lien, plus improvements on such property, and

•

the principal amount of Debt secured by the new lien and not otherwise authorized by items (a) through (g) above or otherwise permitted does not materially exceed the principal amount of Debt so secured plus any premium or fee payable in connection with any such extension, substitution, replacement or renewal.

In addition, without securing the senior debt securities as described above, Phillips 66 and its Principal Domestic Subsidiaries may issue, assume or guarantee Debt that this covenant would otherwise restrict in a total principal amount that, when added to all other outstanding Debt of Phillips 66 and its Principal Domestic Subsidiaries that this covenant would otherwise restrict and the total amount of Attributable Debt deemed outstanding for Sale/Leaseback Transactions, does not at any one time exceed a “basket” equal to 10% of Consolidated Adjusted Net Assets, in the case of the Phillips 66 senior indenture, and 15% of Consolidated Adjusted Net Assets, in the case of the P66Co senior indenture. When calculating this total principal amount, we exclude from the calculation Attributable Debt from Sale/Leaseback Transactions in connection with which Phillips 66 or a Subsidiary has purchased property or retired or defeased Debt as described in clause (b) below under “Limitation on Sale/Leaseback Transactions.”

The following type of transaction does not create “Debt” secured by “liens” within the meaning of the senior indentures: the mortgage or pledge of any property of Phillips 66 or a Subsidiary in favor of the United States or any State, or any department, agency, instrumentality or political subdivision of either, to secure partial, progress, advance or other payments pursuant to the provisions of any contract or statute.

Limitation on Sale/Leaseback Transactions

Phillips 66 has agreed that it and any of its Principal Domestic Subsidiaries will enter into a Sale/Leaseback Transaction with any Person (other than Phillips 66 or a Subsidiary) only if at least one of the following applies:

(a) Phillips 66 or that Principal Domestic Subsidiary could incur Debt in a principal amount equal to the Attributable Debt for that Sale/Leaseback Transaction and, without violating the “Limitation on Liens” covenant, could secure that Debt by a lien on the property to be leased without equally and ratably securing the senior debt securities.

(b) Within a period commencing 12 months prior to the consummation of such Sale/Leaseback Transaction and ending 12 months after the consummation thereof, Phillips 66 or any Subsidiary shall have applied an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction either:

•	to the voluntary defeasance or retirement of any senior debt securities issued under the Phillips 66 senior indenture (in the case of the Phillips 66 senior indenture), senior debt securities issued under the P66Co senior indenture (in the case of the P66Co senior indenture) or any Funded Debt, or

•	to the acquisition, construction, improvement or expansion of one or more Principal Properties.

To the extent that any net proceeds are not applied for the purposes described in (b), such proceeds will be subject to the limitation described in (a). For purposes of these calculations, the net proceeds of the Sale/Leaseback Transaction means the net proceeds of the sale or transfer of the property leased in the Sale/Leaseback Transaction (or, if greater, the fair value of that property at the time of the Sale/Leaseback Transaction as determined by Phillips 66’s board of directors).

Glossary

“Attributable Debt” means the present value of the rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction. To determine that present value, we use a discount rate equal to the lease rate of the Sale/Leaseback Transaction. For these purposes, rental payments do not include any amounts required to be paid for taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights. In the case of any lease that the lessee may terminate by paying a penalty, if the net amount (including payment of the penalty) would be reduced if the lessee terminated the lease on the first date that it could be terminated, then this lower net amount will be used.

“Consolidated Adjusted Net Assets” means the total amount of assets of Phillips 66 and its consolidated subsidiaries less:

•

all current liabilities (excluding the amount of those liabilities that are by their terms extendable or renewable at Phillips 66’s option to a date more than 12 months after the date of calculation and excluding current maturities of long-term debt); and

•	total prepaid expenses and deferred charges.

Phillips 66 will calculate its Consolidated Adjusted Net Assets based on its most recent quarterly balance sheet.

“Debt” means all notes, bonds, debentures or other similar evidences of debt for money borrowed.

“Funded Debt” means all Debt (including Debt incurred under any revolving credit, letter of credit or working capital facility) that matures on or is renewable to a date more than one year after the date the Debt is originally incurred.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency, instrumentality or political subdivision thereof or other entity of any kind.

“Principal Domestic Subsidiary” means Phillips 66 Company and any Subsidiary (1) that has substantially all its assets in the United States, (2) that owns a Principal Property and (3) in which Phillips 66’s capital investment, together with the outstanding balance of any intercompany loans to that Subsidiary and any debt of that Subsidiary guaranteed by Phillips 66 or any other Subsidiary, exceeds $100 million.

“Principal Property” means any refinery or manufacturing plant located in the United States, in each case owned by Phillips 66 or a Subsidiary. This term excludes any refinery or plant that in the opinion of Phillips 66’s board of directors is not of material importance to the total business conducted by Phillips 66 and its consolidated subsidiaries. This term also excludes any transportation or marketing facilities or assets.

“Sale/Leaseback Transaction” means any arrangement with any Person under which Phillips 66 or a Subsidiary leases any Principal Property that Phillips 66 or that Subsidiary has sold or transferred or will sell or transfer to that Person. This term excludes the following:

•	temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

•	intercompany leases;

•

leases of a Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property; and

•	arrangements under any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

“Subsidiary” means an entity at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by Phillips 66 or by one or more other Subsidiaries, or by Phillips 66 and one or more other Subsidiaries.

Provisions Applicable Solely to Subordinated Debt Securities

Ranking. The Phillips 66 subordinated debt securities will rank junior to all Senior Debt of Phillips 66 and may rank equally with or senior to other subordinated debt of Phillips 66 that may be outstanding from time to time. The P66Co subordinated debt securities will rank junior to all Senior Debt of P66Co and may rank equally with or senior to other subordinated debt of P66Co that may be outstanding from time to time.

Guarantee. Pursuant to the Phillips 66 subordinated indenture, P66Co will fully and unconditionally guarantee on a subordinated unsecured basis the full and prompt payment of the principal of and any premium and interest on the subordinated debt securities issued by Phillips 66 when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees will provide that in the event of a default in the payment of principal of or any premium or interest on a Phillips 66 subordinated debt security, the holder of that debt security may institute legal proceedings directly against P66Co to enforce the guarantees without first proceeding against Phillips 66. The guarantees will rank equally with all of P66Co’s other unsecured and subordinated debt from time to time outstanding.

Pursuant to the P66Co subordinated indenture, Phillips 66 will fully and unconditionally guarantee on a subordinated unsecured basis the full and prompt payment of the principal of and any premium and interest on the subordinated debt securities issued by P66Co when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees will provide that in the event of a default in the payment of principal of or any premium or interest on a P66Co subordinated debt security, the holder of that debt security may institute legal proceedings directly against Phillips 66 to enforce the guarantees without first proceeding against P66Co. The guarantees will rank equally with all of Phillips 66’s other unsecured and subordinated debt from time to time outstanding.

Subordination. Under the Phillips 66 subordinated indentures, payment of the principal of and any premium and interest on the Phillips 66 subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt of Phillips 66. Unless Phillips 66 informs you otherwise in the prospectus supplement, Phillips 66 may not make any payment of principal of or any premium or interest on the subordinated debt securities if it fails to pay the principal, interest, premium or any other amounts on any Senior Debt of Phillips 66 when due.

Under the P66Co subordinated indenture, payment of the principal of and any premium and interest on the P66Co subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt of P66Co. Unless P66Co informs you otherwise in the prospectus supplement, P66Co may not make any payment of principal of or any premium or interest on the subordinated debt securities if it fails to pay the principal, interest, premium or any other amounts on any Senior Debt of P66Co when due.

The subordination does not affect any obligation of Phillips 66 or P66Co, as applicable, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination will not prevent the occurrence of any default under the subordinated indentures.

The subordinated indentures will not limit the amount of Senior Debt that Phillips 66 or P66Co, as applicable, may incur. As a result of the subordination of the subordinated debt securities, if Phillips 66 or P66Co, as applicable, become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless Phillips 66 or P66Co informs you otherwise in the prospectus supplement, “Senior Debt” will mean all debt, including guarantees, of Phillips 66 or P66Co, as applicable, unless such debt states that it is not senior to the subordinated debt securities or other junior debt of Phillips 66 or P66Co, as applicable. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indentures.

DESCRIPTION OF CAPITAL STOCK

The following description of Phillips 66’s common stock, preferred stock, Certificate of Incorporation (as defined below) and By-Laws (as defined below) is a summary only and is subject to the complete text of Phillips 66’s Certificate of Incorporation and By-Laws, which we have filed as exhibits to the registration statement of which this prospectus forms a part. You should read those documents for provisions that may be important to you.

Phillips 66 is authorized to issue 2.5 billion shares of common stock, par value $0.01 per share, and 500 million shares of preferred stock, par value $0.01 per share.

Common Stock

Voting Rights—Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders. Members of our Board of Directors are elected by a majority of the votes cast in person or by proxy and entitled to vote, including votes to withhold authority and excluding abstentions. Holders of shares of our common stock do not have cumulative voting rights. In other words, a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our Board of Directors. A consequence of not having cumulative voting rights is that the holders of a majority of the shares of common stock entitled to vote in the election of directors can elect all directors standing for election, which means that the holders of the remaining shares will not be able to elect any directors.

Other Rights—In the event of any liquidation, dissolution or winding up of Phillips 66, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of shares of our common stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders. The shares of our common stock are not subject to redemption by operation of a sinking fund or otherwise. Holders of shares of our common stock are not entitled to preemptive rights.

Fully Paid—The issued and outstanding shares of our common stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of our common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of common stock that we may issue in the future will also be fully paid and non-assessable.

Phillips 66 common stock is traded on the New York Stock Exchange under the trading symbol “PSX.” The transfer agent for the common stock is Computershare Trust Company N.A.

Preferred Stock

Our Board of Directors, without further action by the holders of our common stock, may issue shares of our preferred stock. Our Board of Directors is vested with the authority to fix by resolution the designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, including, without limitation, redemption rights, dividend rights, liquidation preferences and conversion or exchange rights of any class or series of preferred stock, and to fix the number of classes or series of preferred stock, the number of shares constituting any such class or series and the voting powers for each class or series.

The authority of our Board of Directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of the Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our Board of Directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock. No current agreements or understandings exist with respect to the issuance of preferred stock, and our Board of Directors has no present intention to issue any shares of preferred stock.

The prospectus supplement relating to any series of preferred stock Phillips 66 is offering will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of the preferred stock with the SEC before we issue any preferred stock, and you should read the form of preferred stock for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the preferred stock;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any liquidation preference;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

•	whether Phillips 66 has elected to issue depositary shares with respect to the preferred stock as described below under “Description of Depositary Shares;”

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

Anti-Takeover Provisions of Phillips 66’s Certificate of Incorporation and By-Laws

Phillips 66’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Phillips 66’s Amended and Restated By-Laws (the “By-Laws”) contain provisions that could delay or make more difficult the acquisition of control of Phillips 66 through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of Phillips 66’s common stock.

Authorized but Unissued Stock

Phillips 66 has 2.5 billion authorized shares of common stock and 500 million authorized shares of preferred stock. One of the consequences of Phillips 66’s authorized but unissued common stock and undesignated preferred stock may be to enable Phillips 66’s Board of Directors to make more difficult or to discourage an attempt to obtain control of Phillips 66. If, in the exercise of its fiduciary obligations, Phillips 66’s Board of Directors determined that a takeover proposal was not in Philips 66’s best interest, our Board of Directors could authorize the issuance of those shares without stockholder approval, subject to limits imposed by the New York Stock Exchange. The shares could be issued in one or more transactions that might prevent or make the completion of a proposed change of control transaction more difficult or costly by:

•	diluting the voting or other rights of the proposed acquiror or insurgent stockholder group;

•	creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board; or

•	effecting an acquisition that might complicate or preclude the takeover.

In this regard, the Certificate of Incorporation grants Phillips 66’s Board of Directors broad power to establish the rights and preferences of the authorized and unissued preferred stock. Phillips 66’s Board of Directors could establish one or more series of preferred stock that entitle holders to:

•	vote separately as a class on any proposed merger or consolidation;

•	cast a proportionately larger vote together with Phillips 66 common stock on any transaction or for all purposes;

•	elect directors having terms of office or voting rights greater than those of other directors;

•	convert preferred stock into a greater number of shares of Phillips 66 common stock or other securities;

•	demand redemption at a specified price under prescribed circumstances related to a change of control of Phillips 66; or

•	exercise other rights designed to impede a takeover.

Size of Board and Vacancies; Removal

The Certificate of Incorporation provides for a classified board of directors. Class I directors have a current term expiring in 2028, Class II directors have a current term expiring in 2026 and Class III directors have a current term expiring in 2027. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of Phillips 66’s Board of Directors could have the effect of increasing the length of time necessary to change the composition of a majority of the Board of Directors; in general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the Board of Directors.

The Certificate of Incorporation and By-Laws provide, subject to the rights of holders of a series of shares of preferred stock to elect one or more directors pursuant to any provisions of any certificate of designation relating to any such series, that the number of directors will be fixed exclusively by a majority of the entire Board of Directors from time to time. The By-Laws provide that directors may be removed, only for cause, by the affirmative vote of the holders of at least a majority of the voting power of Phillips 66 entitled to vote generally for the election of directors, voting together as a single class. The By-Laws also provide that, unless the Board of Directors determines otherwise, vacancies, however created, may be filled only by a majority of the remaining directors, even if less than a quorum.

Stockholder Action by Written Consent

The Certificate of Incorporation and By-Laws provide that our stockholders may act only at an annual or special meeting of stockholders and may not act by written consent.

Stockholder Meetings

The Certificate of Incorporation and By-Laws provide that only a majority of our entire Board of Directors or the chairman of our Board of Directors may call a special meeting of our stockholders.

Requirements for Advance Notice of Stockholder Nominations and Proposals

The By-Laws contain advance-notice and other procedural requirements that apply to stockholder nominations of persons for election to Phillips 66’s Board of Directors at any annual meeting of stockholders and to stockholder proposals that stockholders take any other action at any annual meeting. In the case of any annual meeting, a stockholder proposing to nominate a person for election to Phillips 66’s Board of Directors or proposing that any other action be taken must give our corporate secretary written notice of the proposal not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the immediately preceding year’s annual meeting of stockholders. These stockholder proposal deadlines are subject to exceptions if the annual meeting date is more than 30 days before or after such anniversary date or if no annual meeting was held in the preceding year, in which case notice by such stockholder, to be timely, must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such meeting, the tenth day following the day on which Phillips 66 first makes a public announcement of the date of the annual meeting. If the chairman of Phillips 66’s Board of Directors or a majority of the Board of Directors calls a special meeting of stockholders for the election of directors, a stockholder proposing to nominate a person for that election must give our corporate secretary written notice of the proposal not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of the special meeting is less than 100 days prior to the date of such meeting, the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors. The By-Laws prescribe specific information that any such stockholder notice must contain.

These advance-notice provisions may have the effect of precluding a contest for the election of our directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of those nominees or proposals might be harmful or beneficial to us and our stockholders.

Proxy Access

The By-laws provide that a stockholder, or a group of up to 20 stockholders, that has continuously owned at least three percent of the outstanding capital stock of Phillips 66 for three years, may nominate and include in Phillips 66’s annual meeting proxy materials a number of director nominees not to exceed the greater of two or 20% of the number of Phillips 66’s directors then serving on the Board of Directors (rounded down to the nearest whole number), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-laws. Such nominations are subject to additional eligibility, procedural and disclosure requirements set forth in the By-laws, including the requirement that Phillips 66 must receive notice of such nominations not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders.

Amendment of Certificate of Incorporation and By-Laws

The Certificate of Incorporation provides that stockholders may, with the approval of greater than a majority of the voting power entitled to vote generally in the election of directors, adopt, amend and repeal the By-Laws at any regular or special meeting of stockholders, provided the notice of intention to adopt, amend or repeal the By-Laws has been included in the notice of that meeting, although the approval of greater than 80 percent of the voting power entitled to vote generally in the election of directors will be required to amend certain provisions of the By-Laws and related provisions of the Certificate of Incorporation. The Certificate of Incorporation also confers on the Board of Directors the power to adopt, amend or repeal the By-Laws.

Exclusive Forum

The Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of Phillips 66’s directors or officers to us or our stockholders, creditors or other constituents, any action asserting a claim against us or any of Phillips 66’s directors or officers arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”) or the Certificate of Incorporation or By-Laws (as either may be amended from time to time) or any action asserting a claim against us or any of our directors or officers governed by the internal affairs doctrine; provided that if (and only if) the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another court sitting in the State of Delaware.

Limitation on Liability of Directors

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

The Certificate of Incorporation provides that no director will be liable to Phillips 66 or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	Any breach of the director’s duty of loyalty to the Company or our stockholders;

•	Any act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;

•	Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	Any transaction from which the director derived an improper personal benefit.

Delaware Statutory Business Combination Provision

As a Delaware corporation, Phillips 66 is subject to Section 203 of the DGCL. In general, Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15 percent or more of a Delaware corporation’s outstanding voting stock or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years following the date on which that person became an interested stockholder unless:

•

Before that person became an interested stockholder, the board of directors of the corporation approved the transaction in which that person became an interested stockholder or approved the business combination;

•

On completion of the transaction that resulted in that person’s becoming an interested stockholder, that person owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, other than stock held by (1) directors who are also officers of the corporation or (2) any employee stock plan that does not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

Following the transaction in which that person became an interested stockholder, both the board of directors of the corporation and the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by that person approve the business combination.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if a majority of the directors who were directors prior to any person’s becoming an interested stockholder during the previous three years, or were recommended for election or elected to succeed those directors by a majority of those directors, approve or do not oppose that extraordinary transaction.

DESCRIPTION OF WARRANTS

Phillips 66 may issue warrants to purchase any combination of debt securities, common stock, preferred stock, rights or other securities of Phillips 66 or any other entity. Phillips 66 may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. Phillips 66 will issue warrants under one or more warrant agreements between it and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants Phillips 66 is offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•

the designation, number and terms of the debt securities, common stock, preferred stock, rights or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

General

Phillips 66 may elect to offer shares of its preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between Phillips 66 and a bank or trust company we will name in the prospectus supplement.

Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Each receipt will represent the applicable interest in a number of shares of a particular series of the preferred stock, which we will describe in the prospectus supplement.

We have summarized below selected provisions that would likely be included in a deposit agreement, the related depositary shares and depositary receipts evidencing those shares. This summary is not complete. We will file a form of deposit agreement and a form of depositary receipt with the SEC before Phillips 66 issues any depositary shares, and you should read those documents for provisions that may be important to you.

A holder of depositary shares will be entitled to receive the whole number of shares of preferred stock underlying those depositary shares. Holders will not be entitled to receive fractional shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders. If the depositary determines that it is not feasible to make such a distribution, it may, with Phillips 66’s approval, adopt any method that it deems equitable and practicable to effect the distribution, including a sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount Phillips 66 or the depositary is required to withhold on account of taxes.

Conversion and Exchange

If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as described in the prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares in accordance with those provisions.

Redemption of Depositary Shares

Whenever Phillips 66 redeems a share of preferred stock held by the depositary, the depositary will redeem on the same redemption date a proportionate number of depositary shares representing the shares of preferred stock redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as Phillips 66 may determine.

Voting

Upon receipt of notice of any meeting at which the holders of the preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The depositary will try, as far as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and Phillips 66 will agree to take all reasonable action that the depositary deems necessary to enable the depositary to do so. The depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary shares representing the preferred stock.

Record Date

Whenever:

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred stock, or

•

the depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election by Phillips 66 to call for the redemption of any preferred stock, the depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

•	who will be entitled to receive the dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

•	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Amendment and Termination of the Deposit Agreement

Phillips 66 and the depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that adversely alters the rights of holders of depositary shares in any material respect will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by Phillips 66 or by the depositary only if all outstanding depositary shares have been redeemed or if a final distribution on the underlying preferred stock has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of Phillips 66.

Charges of Depositary

Phillips 66 will pay all charges of the depositary, including charges in connection with:

•	the initial deposit of the preferred stock;

•	the initial issuance of the depositary receipts;

•	the distribution of information to the holders of depositary receipts with respect to matters on which preferred stock is entitled to vote; and

•	withdrawals of the preferred stock by the holders of depositary receipts or upon redemption or conversion of the preferred stock.

Holders of depositary shares will pay taxes (including any transfer taxes) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of those holders.

Resignation and Removal of Depositary

The depositary may at any time resign or be removed by Phillips 66. Any resignation or removal will become effective upon the acceptance by the depositary’s successor of its appointment. If Phillips 66 has not appointed a successor depositary and the successor depositary has not accepted its appointment within 60 days after the depositary delivered a resignation notice to Phillips 66, the depositary may terminate the deposit agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

Phillips 66 may issue stock purchase contracts, including contracts obligating holders to purchase from Phillips 66, and Phillips 66 to sell to the holders, or for Phillips 66 to issue in exchange for other securities, a specified number of shares of Phillips 66 common stock or preferred stock (or a range of numbers of shares in accordance with a predetermined formula) at a future date or dates or upon the occurrence of specified events. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

Phillips 66 may issue the stock purchase contracts separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	senior debt securities or subordinated debt securities of Phillips 66, or

•	debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations to purchase the common stock or preferred stock under the stock purchase contracts.

The stock purchase contracts may require Phillips 66 to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in specified circumstances, Phillips 66 may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing that holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. That description will not be complete. For more information, you should review the stock purchase contracts and, if applicable, the collateral arrangements and depositary arrangements relating to those stock purchase contracts or stock purchase units and any prepaid securities and the document(s) under which the prepaid securities will be issued. We will file forms of these documents with the SEC before we issue any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We will include in the prospectus supplement the names of the principal underwriters and the amounts underwritten.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

Each series of offered securities will be a new issue and, other than our common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

VALIDITY OF THE SECURITIES

The validity of the offered securities and other matters in connection with any offering of the securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas, our outside counsel. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Phillips 66 appearing in Phillips 66’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Phillips 66’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference which, as to the consolidated financial statements as of December 31, 2023, and for the years ended December 31, 2023 and 2022, are based in part on the report of Deloitte & Touche LLP, independent registered public accounting firm for DCP Midstream, LP (a consolidated subsidiary of Phillips 66). The consolidated financial statements of DCP Midstream, LP (consolidated with the financial statements of Phillips 66 beginning on August 17, 2022, but not presented separately within the 2024 Annual Report) as of December 31, 2023, and for each of the two years in the period ended December 31, 2023 have been audited by Deloitte & Touche LLP, as stated in their report thereon, included therein, which is incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the respective reports of such firms pertaining to such financial statements as of the respective dates and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given upon their authority as experts in accounting and auditing.

$2,000,000,000

Phillips 66 Company

$1,000,000,000 5.875% Series A Junior Subordinated Notes due 2056

$1,000,000,000 6.200% Series B Junior Subordinated Notes due 2056

fully and unconditionally

guaranteed by

Phillips 66

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Mizuho

MUFG

PNC Capital Markets LLC

RBC Capital Markets

Scotiabank

SMBC Nikko

Barclays

BofA Securities

Goldman Sachs & Co. LLC

J.P. Morgan

TD Securities

Truist Securities

Co-Managers

Academy Securities

CIBC Capital Markets

COMMERZBANK

Credit Agricole CIB

HSBC

ICBC Standard Bank

Loop Capital Markets

Standard Chartered Bank

UniCredit Capital Markets

US Bancorp

September 16, 2025